Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	January 21, 2014
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Fourth Quarter 2013 Net Income of $35.3 Million, an Increase of 17% and Record Full Year 2013 Net Income of $137.2 Million, an Increase of 23%
ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust” or “the Company”) (Nasdaq: WTFC) announced net income of $35.3 million or $0.70 per diluted common share for the fourth quarter of 2013 compared to net income of $35.6 million or $0.71 per diluted common share for the third quarter of 2013 and $30.1 million or $0.61 per diluted common share for the fourth quarter of 2012. The Company recorded record net income of $137.2 million or $2.75 per diluted common share in 2013 compared to net income of $111.2 million or $2.31 per diluted common share in 2012.
Highlights compared with the Third Quarter of 2013:

•	Total loans increased by $246 million. Total loans, excluding covered loans and loans held-for-sale, increased by $316 million or 10% on an annualized basis

•	Average total loans decreased by $117 million

•	Provision for credit losses decreased by $7.3 million

•
The allowance for loan losses as a percentage of total non-performing loans increased to 93.8%. Non-performing loans declined by $19.9 million, or 16%, to $103.3 million and non-performing loans as a percent of total loans, excluding covered loans, decreased to 0.80%. Other real estate owned decreased by $4.8 million

•	Paid off outstanding subordinated notes of $10.0 million and a $1.0 million term facility

•	Capital ratios remain strong with a tangible common equity ratio, assuming full conversion of preferred stock, of 8.5%

•	Completed the acquisition of Diamond Bancorp, Inc. and certain assets and liabilities of Surety Financial Services, Inc.

•	Opened new banking locations in Round Lake Beach, Elk Grove Village and Milwaukee

•	Recorded other than temporary impairment of $3.3 million on one security as a result of Volcker Rule

Edward J. Wehmer, President and Chief Executive Officer, commented, “Wintrust reported strong net income for the fourth quarter of 2013 and record annual net income in 2013. The fourth quarter of 2013 was highlighted by improvement in non-performing asset levels, continued loan growth, relatively stable net interest margin, the acquisition of Diamond Bancorp and the acquisition of certain assets and liabilities of Surety Financial Services."
 Commenting on credit quality, Mr. Wehmer noted, “The Company's non-performing loans decreased to the lowest level since the second quarter of 2008. The decrease was due both to a decline in the volume of new non-performing assets as well as the continued reduction in existing non-performing assets through the efforts of our credit workout teams. As a result of improving credit quality, the Company recorded a lower provision for loan losses in the fourth quarter and we believe that the Company's reserves remain appropriate."
Mr. Wehmer further commented, “We anticipate that mortgage banking originations will decline slightly in the first quarter of 2014 but gradually trend upward and expect our normal seasonal pickup in the second and third quarters of 2014. We will continue to evaluate organic and acquisition opportunities to expand our mortgage banking business as increased regulatory and economic challenges impact the industry. In addition, our commercial and commercial real estate loan pipelines remain strong."
Turning to the future, Mr. Wehmer stated, “We expanded our franchise in the fourth quarter by opening new bank branches in Round Lake Beach, Elk Grove Village and Milwaukee. In 2013, we increased the number of Wintrust banking locations to

124, as compared to 111 at the end of 2012. Evaluating strategic acquisitions and organic branch growth will continue to be a part of our overall growth strategy. Our pipelines for both internal growth and external growth remain consistently strong. We continue to take a steady and measured approach to achieve our main objectives of growing franchise value, increasing profitability, leveraging our expense infrastructure and increasing shareholder value."

The graphs below illustrate the Company's five year performance in total assets, total loans excluding covered loans and loans held for sale, total deposits and tangible common book value per share.

The graphs below depict the Company's five year trends in net income and pre-tax adjusted earnings. See “Supplemental Financial Measures/Ratios” for additional information on pre-tax adjusted earnings.

The below graphs illustrate improvement in credit quality metrics in the fourth quarter of 2013:

The following graph shows period end and average loan balances for the most recent five quarters. The Company experienced strong loan growth near the end of the current quarter, as evidenced by a lag in average loan growth as compared to period end loan growth in the fourth quarter of 2013.

Wintrust’s key operating measures and growth rates for the fourth quarter of 2013, as compared to the sequential and linked quarters are shown in the table below:

				% or(5) basis point (bp) change from 3rd Quarter 2013		% or basis point (bp) change from 4th Quarter 2012
	Three Months Ended
(Dollars in thousands)	December 31, 2013	September 30, 2013	December 31, 2012
Net income	$35,288	$35,563	$30,089	(1)%		17%
Net income per common share – diluted	$0.70	$0.71	$0.61	(1)%		15%
Pre-tax adjusted earnings (2)	$66,896	$69,920	$72,441	(4)%		(8)%
Net revenue (1)	$188,669	$196,444	$197,965	(4)%		(5)%
Net interest income	$142,308	$141,782	$132,776	—%		7%
Net interest margin (2)	3.53%	3.57%	3.40%	(4)	bp	13	bp
Net overhead ratio (2) (3)	1.79%	1.65%	1.48%	14	bp	31	bp
Net overhead ratio, based on pre-tax adjusted earnings (2) (3)	1.68%	1.63%	1.39%	5	bp	29	bp

Efficiency ratio (2) (4)	65.95%	64.60%	66.13%	135	bp	(18)	bp
Efficiency ratio, based on pre-tax adjusted earnings (2) (4)	64.81%	64.00%	62.62%	81	bp	219	bp

Return on average assets	0.78%	0.81%	0.69%	(3)	bp	9	bp
Return on average common equity	7.56%	7.85%	6.79%	(29)	bp	77	bp
At end of period
Total assets	$18,097,783	$17,682,548	$17,519,613	9%		3%
Total loans, excluding loans held-for-sale, excluding covered loans	$12,896,602	$12,581,039	$11,828,943	10%		9%
Total loans, including loans held-for-sale, excluding covered loans	$13,230,929	$12,915,384	$12,241,143	10%		8%
Total deposits	$14,668,789	$14,647,446	$14,428,544	1%		2%
Total shareholders’ equity	$1,900,589	$1,873,566	$1,804,705	6%		5%

(1)	Net revenue is net interest income plus non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Period-end balance sheet percentage changes are annualized.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern for decision-making purposes underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s web site at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Supplemental Financial Information.”

Financial Performance Overview – Fourth Quarter 2013

For the fourth quarter of 2013, net interest income totaled $142.3 million, an increase of $526,000 as compared to the third quarter of 2013 and an increase of $9.5 million as compared to the fourth quarter of 2012. The net interest margin, on a fully taxable equivalent basis, for the fourth quarter of 2013 was 3.53% compared to 3.57% in the third quarter of 2013 and 3.40% in the fourth quarter of 2012. The changes in net interest income on both a sequential and linked quarter basis are the result of the following:

•	Net interest income increased $526,000 in the fourth quarter of 2013 compared to the third quarter of 2013, due to:

◦	An additional $2.1 million in net interest income related to the acquisition of Diamond Bank completed in October 2013.

◦	A $1.3 million decrease in interest expense related to the Company's trust preferred securities.

◦
These increases in net interest income were partially offset by a $1.5 million decrease in interest income recorded on mortgage loans held-for-sale and a $1.3 million decrease in interest income on covered loans. These decreases were primarily a result of lower average balances in the fourth quarter of 2013 as compared to the third quarter of 2013.

•	Net interest income increased $9.5 million in the fourth quarter of 2013 compared to the fourth quarter of 2012, due to:

◦
Average earning assets for the fourth quarter of 2013 increased by $470.0 million compared to the fourth quarter of 2012. This was comprised of average loan growth, excluding covered loans, of $1.0 billion partially offset by a decrease of $333.9 million in the average balance of liquidity management and other assets and a decrease of $238.3 million in the average balance of covered loans. The growth in average total loans, excluding covered loans, included an increase of $376.7 million in commercial loans, $466.3 million in commercial real-estate loans, $188.1 million in commercial premium finance receivables and $206.0 million in life premium finance receivables, partially offset by a decrease of $160.1 million in mortgage loans held-for-sale and $34.8 million in home equity and other loans.

◦
The average earning asset growth of $470.0 million in the fourth quarter of 2013 compared to the fourth quarter of 2012 was partially offset by a three basis point decline in the yield on earning assets, creating an increase in total interest income of $3.9 million in the fourth quarter of 2013 compared to the prior year quarter.

◦
The average earning asset growth of $470.0 million was primarily funded by an increase in average demand deposits of $408.4 million and average interest bearing deposits of $236.3 million. Average wholesale borrowings decreased by $182.3 million in the fourth quarter of 2013 compared to the fourth quarter of 2012. The improved mix of funding in the fourth quarter of 2013 compared to the fourth quarter of 2012 resulted in an 18 basis point decrease in the yield on average interest bearing liabilities which created a $5.6 million decrease in interest expense.

◦
Combined, the increase in interest income of $3.9 million and the reduction of interest expense by $5.6 million created the $9.5 million increase in net interest income in the fourth quarter of 2013 compared to the fourth quarter of 2012.

Non-interest income totaled $46.4 million in the fourth quarter of 2013, decreasing $8.3 million or 15%, compared to the third quarter of 2013 and decreasing $18.8 million, or 29%, compared to the fourth quarter of 2012. The decrease in non-interest income in the fourth quarter of 2013 compared to the third quarter of 2013 is primarily attributable to a decrease in mortgage banking revenues as well as losses on available-for-sale securities related to other than temporary impairment recorded on one security as a result of the Volcker Rule, partially offset by increased fees from covered call options and fewer trading losses primarily related to the valuation of interest rate cap derivatives. The decrease in non-interest income in the fourth quarter of 2013 compared to the fourth quarter of 2012 was primarily attributable to lower mortgage banking revenues and gains on available-for-sale securities, partially offset by higher wealth management revenues. Mortgage banking revenue decreased $6.4 million when compared to the third quarter of 2013 and $15.4 million when compared to the fourth quarter of 2012. The decreases in mortgage banking revenue from the third quarter of 2013 and the fourth quarter of 2012 resulted primarily from decreased loan originations due to the impact of higher rates on refinancing activity as well as competitive pricing pressure. Loans originated and sold to the secondary market were $742.3 million in the fourth quarter of 2013 compared to $940.8 million in the third quarter of 2013 and $1.2 billion the fourth quarter of 2012 (see “Non-Interest Income” section later in this release for further detail).
Non-interest expense totaled $127.0 million in the fourth quarter of 2013, decreasing $251,000 compared to the third quarter of 2013 and decreasing $2.6 million, or 2%, compared to the fourth quarter of 2012. The decrease in the current quarter compared to the third quarter of 2013 can be primarily attributed to lower expenses related to variable pay based arrangements, partially offset by increased occupancy, equipment, professional fee and marketing expenses. The fourth quarter of 2013 included significant expenses related to acquisitions completed in the quarter totaling approximately $3.3 million. The decrease in the fourth quarter of 2013 compared to the fourth quarter of 2012 was primarily attributable to a decrease in OREO expenses and lower salary and employee benefit costs, partially offset by increased occupancy, professional fee, marketing, equipment and data processing expenses (see "Non-Interest Expense" section later in this release for further detail).
Financial Performance Overview – Full Year 2013
The net interest margin, on a fully taxable equivalent basis, for 2013 was 3.50% compared to 3.49% in 2012. Net interest income increased $31.1 million in 2013 compared to 2012, due to:

◦
Average earning assets for 2013 increased by $837.3 million compared to 2012. This was comprised of average loan growth, excluding covered loans, of $1.2 billion partially offset by a decrease of $175.1 million in the average balance of covered loans and a decrease of $209.3 million in the average balance of liquidity management and other assets.

◦
The increase in average earning assets was partially offset by a 20 basis point decrease in the yield on average earning assets, creating an increase in total interest income of $3.7 million in 2013 compared to the prior year.

◦
The average earning asset growth of $837.3 million was primarily funded by an increase in average interest bearing deposits of $777.8 million and an increase in average demand deposits of $428.6 million. Average wholesale borrowings decreased by $490.8 million in 2013 compared to 2012. The improved mix of funding in 2013 compared to the fourth quarter of 2012 resulted in a 24 basis point decrease in the yield on average interest bearing liabilities which was partially offset by an increase in average interest bearing liabilities, creating a $27.4 million decrease in interest expense.

◦	Combined, the increase in interest income of $3.7 million and the reduction of interest expense by $27.4 million, created the $31.1 million increase in net interest income in 2013 compared to 2012.

Non-interest income totaled $222.4 million in 2013, decreasing $3.7 million, or 2%, when compared to the $226.1 million recorded in 2012. Non-interest income in 2013 as compared to 2012 included lower bargain purchase gains, decreased fees from covered call options, higher losses on available for sale securities and lower mortgage banking revenues, partially offset by higher wealth management revenues, service charges on deposit accounts and trading gains. Mortgage banking revenue decreased $3.1 million when compared to 2012. The decrease in 2013 resulted primarily from a decrease in gains on sales of loans, which was driven by lower origination volumes primarily due to a softening of the refinance market in 2013. Loans originated and sold to the secondary market were $3.7 billion in 2013 compared to $3.9 billion in 2012.

Non-interest expense totaled $502.6 million in 2013, increasing $13.5 million compared to 2012. The increase compared to 2012 was primarily attributable to a $20.2 million increase in salaries and employee benefits, as well as increases of $4.3 million in occupancy expenses, $3.2 million in equipment expenses and $2.9 million in data processing expenses, partially offset by a $16.3 million decline in OREO expenses.

Financial Performance Overview – Credit Quality

The ratio of non-performing assets to total assets was 0.85% as of December 31, 2013, compared to 1.01% at September 30, 2013 and 1.03% at December 31, 2012. Non-performing assets, excluding covered assets, totaled $154.3 million at December 31, 2013, compared to $179.0 million at September 30, 2013 and $181.0 million at December 31, 2012.

Non-performing loans, excluding covered loans, totaled $103.3 million, or 0.80% of total loans, at December 31, 2013, compared to $123.3 million, or 0.98% of total loans, at September 30, 2013 and $118.1 million, or 1.00% of total loans, at December 31, 2012. OREO, excluding covered OREO, of $50.5 million at December 31, 2013 decreased $4.8 million compared to $55.3 million at September 30, 2013 and decreased $12.4 million compared to $62.9 million at December 31, 2012.

The provision for credit losses, excluding the provision for covered loan losses, totaled $3.9 million for the fourth quarter of 2013 compared to $11.6 million for the third quarter of 2013 and $20.7 million in the fourth quarter of 2012. The decrease in the provision for credit losses recorded in the current quarter was primarily due to a decrease in the level of new non-accrual loans coupled with a decrease in allowance for loan losses related to charge-offs that were previously provided for within the estimate for credit losses associated with non-accrual loans. In addition, the Company recorded a decrease in provision associated with general reserves driven by improvement in historical charge-off rates and lower levels of non-performing loans and adversely classified loans.

Net charge-offs as a percentage of loans, excluding covered loans, for the fourth quarter of 2013 totaled 44 basis points on an annualized basis compared to 34 basis points on an annualized basis in the third quarter of 2013 and 83 basis points on an annualized basis in the fourth quarter of 2012. Net charge-offs, excluding covered loans, increased in the fourth quarter of 2013 compared to the third quarter of 2013 primarily as a result of a $2.3 million increase in net charge-offs within the commercial loan portfolio.

Excluding the allowance for covered loan losses, the allowance for credit losses at December 31, 2013 totaled $97.6 million, or 0.76% of total loans, compared to $108.5 million, or 0.86% of total loans at September 30, 2013 and $122.0 million, or 1.03% of total loans at December 31, 2012. The decrease in the allowance for credit losses, excluding the allowance for covered loan losses, was partially attributable to a decrease in the allowance for unfunded lending-related commitments during both periods. As of December 31, 2013, the allowance for unfunded lending-related commitments totaled $719,000 compared to $1.3 million as of September 30, 2013 and $14.6 million as of December 31, 2012. The decrease when comparing both periods was primarily the result of the funding of two letters of credit in the second and third quarters of 2013.
Financial Performance Overview – Earnings Per Share

The following table shows the computation of basic and diluted earnings per share for the periods indicated:

		Three Months Ended December 31,		Years Ended December 31,
(In thousands, except per share data)		2013	2012	2013	2012
Net income		$35,288	$30,089	$137,210	$111,196
Less: Preferred stock dividends and discount accretion		1,581	2,616	8,395	9,093
Net income applicable to common shares—Basic	(A)	33,707	27,473	128,815	102,103
Add: Dividends on convertible preferred stock, if dilutive		1,581	2,581	8,325	8,955
Net income applicable to common shares—Diluted	(B)	35,288	30,054	137,140	111,058
Weighted average common shares outstanding	(C)	40,954	36,543	38,699	36,365
Effect of dilutive potential common shares:
Common stock equivalents		6,522	7,438	7,108	7,313
Convertible preferred stock, if dilutive		3,076	5,020	4,141	4,356
Weighted average common shares and effect of dilutive potential common shares	(D)	50,552	49,001	49,948	48,034
Net income per common share:
Basic	(A/C)	$0.82	$0.75	$3.33	$2.81
Diluted	(B/D)	$0.70	$0.61	$2.75	$2.31

Potentially dilutive common shares can result from stock options, restricted stock unit awards, stock warrants, the Company’s convertible preferred stock, tangible equity unit shares and shares to be issued under the Employee Stock Purchase Plan and the Directors Deferred Fee and Stock Plan, being treated as if they had been either exercised or issued, computed by application of the treasury stock method. While potentially dilutive common shares are typically included in the computation of diluted earnings per share, potentially dilutive common shares are excluded from this computation in periods in which the effect would reduce the loss per share or increase the income per share. For diluted earnings per share, net income applicable to common shares can be affected by the conversion of the Company’s convertible preferred stock. Where the effect of this conversion would reduce the loss per share or increase the income per share, net income applicable to common shares is not adjusted by the associated preferred dividends.

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three months ended December 31,		Years Ended December 31,
(Dollars in thousands, except per share data)	2013	2012	2013	2012
Selected Financial Condition Data (at end of period):
Total assets	$18,097,783	$17,519,613
Total loans, excluding covered loans	12,896,602	11,828,943
Total deposits	14,668,789	14,428,544
Junior subordinated debentures	249,493	249,493
Total shareholders’ equity	1,900,589	1,804,705
Selected Statements of Income Data:
Net interest income	$142,308	$132,776	$550,627	$519,516
Net revenue (1)	188,669	197,965	773,024	745,608
Pre-tax adjusted earnings (2)	66,896	72,441	275,999	274,873
Net income	35,288	30,089	137,210	111,196
Net income per common share – Basic	$0.82	$0.75	$3.33	$2.81
Net income per common share – Diluted	$0.70	$0.61	$2.75	$2.31
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin (2)	3.53%	3.40%	3.50%	3.49%
Non-interest income to average assets	1.03%	1.50%	1.27%	1.37%
Non-interest expense to average assets	2.82%	2.99%	2.88%	2.96%
Net overhead ratio (2) (3)	1.79%	1.48%	1.60%	1.59%
Net overhead ratio, based on pre-tax adjusted earnings (2) (3)	1.68%	1.39%	1.57%	1.48%
Efficiency ratio (2) (4)	65.95%	66.13%	64.57%	65.85%
Efficiency ratio, based on pre-tax adjusted earnings (2) (4)	64.81%	62.62%	64.01%	62.38%
Return on average assets	0.78%	0.69%	0.79%	0.67%
Return on average common equity	7.56%	6.79%	7.56%	6.60%
Return on average tangible common equity	9.71%	8.71%	9.71%	8.48%
Average total assets	$17,835,999	$17,248,650	$17,468,249	$16,529,617
Average total shareholders’ equity	1,895,498	1,786,824	1,856,706	1,696,276
Average loans to average deposits ratio (excluding covered loans)	88.9%	85.6%	88.9%	87.8%
Average loans to average deposits ratio (including covered loans)	91.6%	90.0%	92.1%	92.6%
Common Share Data at end of period:
Market price per common share	$46.12	$36.70
Book value per common share (2)	$38.47	$37.78
Tangible common book value per share (2)	$29.93	$29.28
Common shares outstanding	46,116,583	36,858,355
Other Data at end of period:(8)
Leverage Ratio (5)	10.5%	10.0%
Tier 1 capital to risk-weighted assets (5)	12.1%	12.1%
Total capital to risk-weighted assets (5)	12.8%	13.1%
Tangible common equity ratio (TCE) (2)(7)	7.8%	7.4%
Tangible common equity ratio, assuming full conversion of preferred stock (2) (7)	8.5%	8.4%
Allowance for credit losses (6)	$97,641	$121,988
Non-performing loans	$103,334	$118,083
Allowance for credit losses to total loans (6)	0.76%	1.03%
Non-performing loans to total loans	0.80%	1.00%
Number of:
Bank subsidiaries	15	15
Non-bank subsidiaries	8	8
Banking offices	124	111

(1)	Net revenue includes net interest income and non-interest income

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Capital ratios for current quarter-end are estimated.

(6)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

(7)	Total shareholders’ equity minus preferred stock and total intangible assets divided by total assets minus total intangible assets.

(8)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

(In thousands)	(Unaudited) December 31, 2013	(Unaudited) September 30, 2013	December 31, 2012
Assets
Cash and due from banks	$253,408	$322,866	$284,731
Federal funds sold and securities purchased under resale agreements	10,456	7,771	30,297
Interest-bearing deposits with other banks	495,574	681,834	1,035,743
Available-for-sale securities, at fair value	2,176,290	1,781,883	1,796,076
Trading account securities	497	259	583
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	79,261	76,755	79,564
Brokerage customer receivables	30,953	29,253	24,864
Mortgage loans held-for-sale, at fair value	332,485	329,186	385,033
Mortgage loans held-for-sale, at lower of cost or market	1,842	5,159	27,167
Loans, net of unearned income, excluding covered loans	12,896,602	12,581,039	11,828,943
Covered loans	346,431	415,988	560,087
Total loans	13,243,033	12,997,027	12,389,030
Less: Allowance for loan losses	96,922	107,188	107,351
Less: Allowance for covered loan losses	10,092	12,924	13,454
Net loans	13,136,019	12,876,915	12,268,225
Premises and equipment, net	531,947	517,942	501,205
FDIC indemnification asset	85,672	100,313	208,160
Accrued interest receivable and other assets	569,619	576,121	511,617
Goodwill	374,547	357,309	345,401
Other intangible assets	19,213	18,982	20,947
Total assets	$18,097,783	$17,682,548	$17,519,613
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$2,721,771	$2,622,518	2,396,264
Interest bearing	11,947,018	12,024,928	12,032,280
Total deposits	14,668,789	14,647,446	14,428,544
Notes payable	364	1,546	2,093
Federal Home Loan Bank advances	417,762	387,852	414,122
Other borrowings	254,740	246,870	274,411
Secured borrowings - owed to securitization investors	—	—	—
Subordinated notes	—	10,000	15,000
Junior subordinated debentures	249,493	249,493	249,493
Trade date securities payable	303,088	—	—
Accrued interest payable and other liabilities	302,958	265,775	331,245
Total liabilities	16,197,194	15,808,982	15,714,908
Shareholders’ Equity:
Preferred stock	126,477	126,500	176,406
Common stock	46,181	39,992	37,108
Surplus	1,117,032	1,118,550	1,036,295
Treasury stock	(3,000)	(8,290)	(7,838)
Retained earnings	676,935	643,228	555,023
Accumulated other comprehensive (loss) income	(63,036)	(46,414)	7,711
Total shareholders’ equity	1,900,589	1,873,566	1,804,705
Total liabilities and shareholders’ equity	$18,097,783	$17,682,548	$17,519,613

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED, except for the year ended December 31, 2012)

	Three months ended December 31,		Years Ended December 31,
(In thousands, except per share data)	2013	2012	2013	2012
Interest income
Interest and fees on loans	$149,528	$146,946	$588,435	$583,872
Interest bearing deposits with banks	435	739	1,644	1,552
Federal funds sold and securities purchased under resale agreements	4	13	27	38
Securities	9,690	8,086	37,025	38,134
Trading account securities	(2)	6	25	28
Federal Home Loan Bank and Federal Reserve Bank stock	709	656	2,773	2,550
Brokerage customer receivables	218	197	780	847
Total interest income	160,582	156,643	630,709	627,021
Interest expense
Interest on deposits	12,488	16,208	53,191	68,305
Interest on Federal Home Loan Bank advances	2,700	2,835	11,014	12,103
Interest on notes payable and other borrowings	1,145	1,566	4,341	8,966
Interest on secured borrowings - owed to securitization investors	—	—	—	5,087
Interest on subordinated notes	16	66	167	428
Interest on junior subordinated debentures	1,925	3,192	11,369	12,616
Total interest expense	18,274	23,867	80,082	107,505
Net interest income	142,308	132,776	550,627	519,516
Provision for credit losses	3,850	19,546	46,033	76,436
Net interest income after provision for credit losses	138,458	113,230	504,594	443,080
Non-interest income
Wealth management	16,265	13,634	63,042	52,680
Mortgage banking	19,296	34,702	106,857	109,970
Service charges on deposit accounts	5,230	4,534	20,366	16,971
(Losses) gains on available-for-sale securities, net	(3,328)	2,561	(3,000)	4,895
Fees from covered call options	1,856	2,156	4,773	10,476
Gain on bargain purchases, net	—	85	—	7,503
Trading (losses) gains, net	(278)	(120)	892	(1,900)
Other	7,320	7,637	29,467	25,497
Total non-interest income	46,361	65,189	222,397	226,092
Non-interest expense
Salaries and employee benefits	74,049	76,140	308,794	288,589
Equipment	7,260	6,468	26,450	23,222
Occupancy, net	9,994	8,480	36,633	32,294
Data processing	4,831	4,178	18,672	15,739
Advertising and marketing	3,517	2,725	11,051	9,438
Professional fees	4,132	3,158	14,922	15,262
Amortization of other intangible assets	1,189	1,108	4,627	4,324
FDIC insurance	3,036	3,039	12,728	13,422
OREO expenses, net	2,671	5,269	5,834	22,103
Other	16,318	18,983	62,840	64,647
Total non-interest expense	126,997	129,548	502,551	489,040
Income before taxes	57,822	48,871	224,440	180,132
Income tax expense	22,534	18,782	87,230	68,936
Net income	$35,288	$30,089	$137,210	$111,196
Preferred stock dividends and discount accretion	$1,581	$2,616	$8,395	$9,093
Net income applicable to common shares	$33,707	$27,473	$128,815	$102,103
Net income per common share - Basic	$0.82	$0.75	$3.33	$2.81
Net income per common share - Diluted	$0.70	$0.61	$2.75	$2.31
Cash dividends declared per common share	$—	$—	$0.18	$0.18
Weighted average common shares outstanding	40,954	36,543	38,699	36,365
Dilutive potential common shares	9,598	12,458	11,249	11,669
Average common shares and dilutive common shares	50,552	49,001	49,948	48,034

SUPPLEMENTAL FINANCIAL MEASURES/RATIOS
The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity ratio, tangible common book value per share and pre-tax adjusted earnings. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. Pre-tax adjusted earnings is a significant metric in assessing the Company’s operating performance. Pre-tax adjusted earnings is calculated by adjusting income before taxes to exclude the provision for credit losses and certain significant items.
The net overhead ratio and the efficiency ratio are primarily reviewed by the Company based on pre-tax adjusted earnings. The Company believes that these measures provide a more meaningful view of the Company’s operating efficiency and expense management. The net overhead ratio, based on pre-tax adjusted earnings, is calculated by netting total adjusted non-interest expense and total adjusted non-interest income, annualizing this amount, and dividing it by total average assets. Adjusted non-interest expense is calculated by subtracting OREO expenses, covered loan collection expense, defeasance cost, seasonal payroll tax fluctuation and fees to terminate repurchase agreements. Adjusted non-interest income is calculated by adding back the recourse obligation on loans previously sold and subtracting gains or adding back losses on foreign currency remeasurement, investment partnerships, bargain purchase, trading and available-for-sale securities activity.
The efficiency ratio, based on pre-tax adjusted earnings, is calculated by dividing adjusted non-interest expense by adjusted taxable-equivalent net revenue. Adjusted taxable-equivalent net revenue is comprised of fully taxable equivalent net interest income and adjusted non-interest income.

The following table presents a reconciliation of certain non-GAAP performance measures and ratios used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures for the last 5 quarters:

	Three Months Ended					Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
(Dollars and shares in thousands)	2013	2013	2013	2013	2012	2013	2012
Calculation of Net Interest Margin and Efficiency Ratio
(A) Interest Income (GAAP)	$160,582	$161,168	$156,646	$152,313	$156,643	$630,709	$627,021
Taxable-equivalent adjustment:
- Loans	226	241	225	150	159	842	576
- Liquidity Management Assets	347	361	356	343	349	1,407	1,363
- Other Earning Assets	(1)	7	4	1	1	11	8
Interest Income - FTE	$161,154	$161,777	$157,231	$152,807	$157,152	$632,969	$628,968
(B) Interest Expense (GAAP)	18,274	19,386	20,822	21,600	23,867	80,082	107,505
Net interest income - FTE	$142,880	$142,391	$136,409	$131,207	$133,285	$552,887	$521,463
(C) Net Interest Income (GAAP) (A minus B)	$142,308	$141,782	$135,824	$130,713	$132,776	$550,627	$519,516
(D) Net interest margin (GAAP)	3.51%	3.55%	3.49%	3.40%	3.39%	3.49%	3.47%
Net interest margin - FTE	3.53%	3.57%	3.50%	3.41%	3.40%	3.50%	3.49%
(E) Efficiency ratio (GAAP)	66.15%	64.80%	64.15%	63.95%	66.30%	64.76%	66.02%
Efficiency ratio - FTE	65.95%	64.60%	63.97%	63.78%	66.13%	64.57%	65.85%
Efficiency ratio - Based on pre-tax adjusted earnings	64.81%	64.00%	63.78%	63.46%	62.62%	64.01%	62.38%
(F) Net Overhead Ratio (GAAP)	1.79%	1.65%	1.49%	1.47%	1.48%	1.60%	1.59%
Net Overhead ratio - Based on pre-tax adjusted earnings	1.68%	1.63%	1.51%	1.47%	1.39%	1.57%	1.48%
Calculation of Tangible Common Equity ratio (at period end)
Total shareholders’ equity	$1,900,589	$1,873,566	$1,836,660	$1,825,688	$1,804,705
(G) Less: Preferred stock	(126,477)	(126,500)	(176,476)	(176,441)	(176,406)
Less: Intangible assets	(393,760)	(376,291)	(377,008)	(363,142)	(366,348)
(H) Total tangible common shareholders’ equity	$1,380,352	$1,370,775	$1,283,176	$1,286,105	$1,261,951
Total assets	$18,097,783	$17,682,548	$17,613,546	$17,074,247	$17,519,613
Less: Intangible assets	(393,760)	(376,291)	(377,008)	(363,142)	(366,348)
(I) Total tangible assets	$17,704,023	$17,306,257	$17,236,538	$16,711,105	$17,153,265
Tangible common equity ratio (H/I)	7.8%	7.9%	7.4%	7.7%	7.4%
Tangible common equity ratio, assuming full conversion of preferred stock ((H-G)/I)	8.5%	8.7%	8.5%	8.8%	8.4%
Calculation of Pre-Tax Adjusted Earnings
Income before taxes	$57,822	$58,082	$56,250	$52,286	$48,871	$224,440	$180,132
Add: Provision for credit losses	3,850	11,114	15,382	15,687	19,546	46,033	76,436
Add: OREO expenses (income), net	2,671	2,499	2,284	(1,620)	5,269	5,834	22,103
Add: Recourse obligation on loans previously sold	(20)	(732)	815	(755)	—	(692)	—
Add: Covered loan collection expense	279	462	276	699	836	1,716	4,759
Add: Defeasance cost	—	—	—	—	—	—	996
Add: Seasonal payroll tax fluctuation	(186)	(1,112)	(312)	1,610	(873)	—	—
Add: FDIC Indemnification Asset Accretion	357	(1,209)	16	1,208	407	372	1,387
Add: (Gain) loss on foreign currency remeasurement	(16)	(203)	33	22	(826)	(164)	(1)
Add: Fees for Termination of Repurchase Agreements	—	—	—	—	2,110	—	2,110
Less: Gain from investment partnerships	(1,467)	(561)	(562)	(1,058)	(373)	(3,648)	(2,551)
Less: Gain on bargain purchases, net	—	—	—	—	(85)	—	(7,503)
Add: Trading losses (gains), net	278	1,655	(3,260)	435	120	(892)	1,900
Add: Losses (gains) on available-for-sale securities, net	3,328	(75)	(2)	(251)	(2,561)	3,000	(4,895)
Pre-tax adjusted earnings	$66,896	$69,920	$70,920	$68,263	$72,441	$275,999	$274,873
Calculation of book value per share
Total shareholders’ equity	$1,900,589	$1,873,566	$1,836,660	$1,825,688	$1,804,705
Less: Preferred stock	(126,477)	(126,500)	(176,476)	(176,441)	(176,406)
(J) Total common equity	$1,774,112	$1,747,066	$1,660,184	$1,649,247	$1,628,299
Actual common shares outstanding	46,117	39,731	37,725	37,014	36,858
Add: TEU conversion shares	—	6,133	6,145	6,238	6,241
(K) Common shares used for book value calculation	46,117	45,864	43,870	43,252	43,099
Book value per share (J/K)	$38.47	$38.09	$37.84	$38.13	$37.78
Tangible common book value per share (H/K)	$29.93	$29.89	$29.25	$29.74	$29.28
Calculation of return on average common equity
(L) Net income applicable to common shares	$33,707	33,982	31,690	29,436	27,473	$128,815	102,103
Total average shareholders' equity	$1,895,498	1,853,122	1,859,265	1,818,127	1,786,824	$1,856,706	1,696,276
Less: Average preferred stock	$(126,484)	(136,278)	(176,454)	(176,422)	(176,383)	$(153,724)	(149,373)
(M) Total average common shareholders' equity	$1,769,014	1,716,844	1,682,811	1,641,705	1,610,441	$1,702,982	1,546,903
Less: Average intangible assets	$(391,791)	(376,667)	(372,796)	(365,505)	(356,320)	$(376,762)	(342,969)
(N) Total average tangible common shareholders’ equity	$1,377,223	1,340,177	1,310,015	1,276,200	1,254,121	$1,326,220	1,203,934
Return on average common equity (L/M)	7.56%	7.85%	7.55%	7.27%	6.79%	7.56%	6.60%
Return on average tangible common equity (L/N)	9.71%	10.06%	9.70%	9.35%	8.71%	9.71%	8.48%

LOANS
Loan Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	December 31, 2013	September 30, 2013	December 31, 2012	From (1) September 30, 2013	From December 31, 2012
Balance:
Commercial	$3,253,687	$3,109,121	$2,914,798	18%	12%
Commercial real-estate	4,230,035	4,146,110	3,864,118	8	9
Home equity	719,137	736,620	788,474	(9)	(9)
Residential real-estate	434,992	397,707	367,213	37	18
Premium finance receivables - commercial	2,167,565	2,150,481	1,987,856	3	9
Premium finance receivables - life insurance	1,923,698	1,869,739	1,725,166	11	12
Indirect consumer (2)	50,680	57,236	77,333	(45)	(34)
Consumer and other	116,808	114,025	103,985	10	12
Total loans, net of unearned income, excluding covered loans	$12,896,602	$12,581,039	$11,828,943	10%	9%
Covered loans	346,431	415,988	560,087	(66)	(38)
Total loans, net of unearned income	$13,243,033	$12,997,027	$12,389,030	8%	7%
Mix:
Commercial	25%	24%	24%
Commercial real-estate	32	32	31
Home equity	5	6	6
Residential real-estate	3	3	3
Premium finance receivables - commercial	16	16	16
Premium finance receivables - life insurance	15	14	14
Indirect consumer (2)	—	1	1
Consumer and other	1	1	1
Total loans, net of unearned income, excluding covered loans	97%	97%	96%
Covered loans	3	3	4
Total loans, net of unearned income	100%	100%	100%

(1)	Annualized

(2)	Includes autos, boats, snowmobiles and other indirect consumer loans.

As of December 31, 2013		% of Total Balance	Nonaccrual	> 90 Days Past Due and Still Accruing	Allowance For Loan Losses Allocation

(Dollars in thousands)	Balance
Commercial:
Commercial and industrial	$1,836,206	24.5%	$10,143	$—	$14,547
Franchise	220,383	2.9	—	—	1,576
Mortgage warehouse lines of credit	67,470	0.9	—	—	477
Community Advantage - homeowner associations	90,894	1.2	—	—	—
Aircraft	10,241	0.1	—	—	18
Asset-based lending	735,093	9.8	637	—	5,174
Tax exempt	161,239	2.2	—	—	1,158
Leases	109,831	1.5	—	—	4
Other	11,147	0.1	—	—	75
Purchased non-covered commercial loans (1)	11,183	0.2	—	274	63
Total commercial	$3,253,687	43.4%	$10,780	$274	$23,092
Commercial Real-Estate:
Residential construction	$38,500	0.5%	$149	$—	$775
Commercial construction	136,706	1.8	6,969	—	2,329
Land	106,785	1.4	2,814	—	3,001
Office	642,241	8.6	10,087	—	6,524
Industrial	633,938	8.5	5,654	—	5,521
Retail	656,259	8.8	10,862	—	6,536
Multi-family	566,537	7.6	2,035	—	10,473
Mixed use and other	1,372,454	18.3	8,088	230	13,499
Purchased non-covered commercial real-estate (1)	76,615	1.1	—	18,582	—
Total commercial real-estate	$4,230,035	56.6%	$46,658	$18,812	$48,658
Total commercial and commercial real-estate	$7,483,722	100.0%	$57,438	$19,086	$71,750

Commercial real-estate - collateral location by state:
Illinois	$3,557,982	84.1%
Wisconsin	346,810	8.2
Total primary markets	$3,904,792	92.3%
Florida	66,737	1.6
Arizona	15,551	0.4
Indiana	78,621	1.9
Other (no individual state greater than 0.5%)	164,334	3.8
Total	$4,230,035	100%

(1)	Purchased loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

DEPOSITS
Deposit Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	December 31, 2013	September 30, 2013	December 31, 2012	From (1) September 30, 2013	From December 31, 2012
Balance:
Non-interest bearing	$2,721,771	$2,622,518	$2,396,264	15%	14%
NOW	1,953,882	1,922,906	2,022,957	6	(3)
Wealth Management deposits (2)	1,013,850	1,099,509	991,902	(31)	2
Money Market	3,359,999	3,423,413	2,761,498	(7)	22
Savings	1,392,575	1,318,147	1,275,012	22	9
Time certificates of deposit	4,226,712	4,260,953	4,980,911	(3)	(15)
Total deposits	$14,668,789	$14,647,446	$14,428,544	1%	2%
Mix:
Non-interest bearing	19%	18%	17%
NOW	13	13	14
Wealth Management deposits (2)	7	8	7
Money Market	23	23	19
Savings	9	9	9
Time certificates of deposit	29	29	34
Total deposits	100%	100%	100%

(1)	Annualized

(2)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of The Chicago Trust Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

Time Certificates of Deposit
Maturity/Re-pricing Analysis
As of December 31, 2013

(Dollars in thousands)	CDARs & Brokered Certificates of Deposit (1)	MaxSafe Certificates of Deposit (1)	Variable Rate Certificates of Deposit (2)	Other Fixed Rate Certificates of Deposit (1)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (3)
1-3 months	$39,914	$88,755	$157,657	$713,476	$999,802	0.61%
4-6 months	5,192	45,810	—	600,559	651,561	0.63%
7-9 months	18,237	54,915	—	447,832	520,984	0.71%
10-12 months	—	37,007	—	437,520	474,527	0.66%
13-18 months	131,653	14,059	—	471,285	616,997	1.25%
19-24 months	38,475	32,452	—	214,701	285,628	1.26%
24+ months	163,712	8,402	—	505,099	677,213	1.22%
Total	$397,183	$281,400	$157,657	$3,390,472	4,226,712	0.87%

(1)	This category of certificates of deposit is shown by contractual maturity date.

(2)	This category includes variable rate certificates of deposit and savings certificates with the majority repricing on at least a monthly basis.

(3)	Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

NET INTEREST INCOME
The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the fourth quarter of 2013 compared to the fourth quarter of 2012 (linked quarters):

	Three months ended December 31, 2013			Three months ended December 31, 2012
(Dollars in thousands)	Average	Interest	Rate	Average	Interest	Rate
Liquidity management assets (1) (2) (7)	$2,613,876	$11,185	1.70%	$2,949,034	$9,844	1.33%
Other earning assets (2) (3) (7)	28,746	215	2.95	27,482	203	2.95
Loans, net of unearned income (2) (4) (7)	13,043,666	142,071	4.32	12,001,433	134,347	4.45
Covered loans	388,148	7,683	7.85	626,449	12,758	8.10
Total earning assets (7)	$16,074,436	$161,154	3.98%	$15,604,398	$157,152	4.01%
Allowance for loan and covered loan losses	(122,060)			(135,156)
Cash and due from banks	237,138			206,914
Other assets	1,646,485			1,572,494
Total assets	$17,835,999			$17,248,650

Interest-bearing deposits	$11,945,314	$12,488	0.41%	$11,709,058	$16,209	0.55%
Federal Home Loan Bank advances	389,583	2,700	2.75	414,289	2,835	2.72
Notes payable and other borrowings	251,168	1,145	1.81	397,807	1,565	1.57
Secured borrowings - owed to securitization investors	—	—	—	—	—	—
Subordinated notes	4,022	16	1.56	15,000	66	1.72
Junior subordinated notes	249,493	1,925	3.02	249,493	3,192	5.01
Total interest-bearing liabilities	$12,839,580	$18,274	0.56%	$12,785,647	$23,867	0.74%
Non-interest bearing deposits	2,723,360			2,314,935
Other liabilities	377,561			361,244
Equity	1,895,498			1,786,824
Total liabilities and shareholders’ equity	$17,835,999			$17,248,650
Interest rate spread (5) (7)			3.42%			3.27%
Net free funds/contribution (6)	$3,234,856		0.11%	$2,818,751		0.13%
Net interest income/Net interest margin (7)		$142,880	3.53%		$133,285	3.40%

(1)	Liquidity management assets include available-for-sale securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the three months ended December 31, 2013 and 2012 were $572,000 and $509,000, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the fourth quarter of 2013 compared to the third quarter of 2013 (sequential quarters):

	Three months ended December 31, 2013			Three months ended September 30, 2013
(Dollars in thousands)	Average	Interest	Rate	Average	Interest	Rate
Liquidity management assets (1) (2) (7)	$2,613,876	$11,185	1.70%	$2,262,839	$10,504	1.84%
Other earning assets (2) (3) (7)	28,746	215	2.95	27,426	221	3.19
Loans, net of unearned income (2) (4) (7)	13,043,666	142,071	4.32	13,113,138	142,085	4.30
Covered loans	388,148	7,683	7.85	435,961	8,967	8.16
Total earning assets (7)	$16,074,436	$161,154	3.98%	$15,839,364	$161,777	4.05%
Allowance for loan and covered loan losses	(122,060)			(126,164)
Cash and due from banks	237,138			209,539
Other assets	1,646,485			1,566,832
Total assets	$17,835,999			$17,489,571

Interest-bearing deposits	$11,945,314	$12,488	0.41%	$11,817,636	$12,524	0.42%
Federal Home Loan Bank advances	389,583	2,700	2.75	454,563	2,729	2.38
Notes payable and other borrowings	251,168	1,145	1.81	256,318	910	1.41
Secured borrowings - owed to securitization investors	—	—	—	—	—	—
Subordinated notes	4,022	16	1.56	10,000	40	1.57
Junior subordinated notes	249,493	1,925	3.02	249,493	3,183	4.99
Total interest-bearing liabilities	$12,839,580	$18,274	0.56%	$12,788,010	$19,386	0.60%
Non-interest bearing deposits	2,723,360			2,552,182
Other liabilities	377,561			296,257
Equity	1,895,498			1,853,122
Total liabilities and shareholders’ equity	$17,835,999			$17,489,571
Interest rate spread (5) (7)			3.42%			3.45%
Net free funds/contribution (6)	$3,234,856		0.11%	$3,051,354		0.12%
Net interest income/Net interest margin (7)		$142,880	3.53%		$142,391	3.57%

(1)	Liquidity management assets include available-for-sale securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the three months ended December 31, 2013 was $572,000 and for the three months ended September 30, 2013 was $609,000.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the year ended December 31, 2013 compared to the year ended December 31, 2012:

	Year Ended December 31, 2013			Year Ended December 31, 2012
(Dollars in thousands)	Average	Interest	Rate	Average	Interest	Rate
Liquidity management assets (1) (2) (7)	$2,557,223	$42,876	1.68%	$2,763,154	$43,638	1.58%
Other earning assets (2) (3) (7)	26,554	816	3.07	29,967	882	2.94
Loans, net of unearned income (2) (4) (7)	12,742,202	553,035	4.34	11,520,499	530,446	4.60
Covered loans	462,518	36,242	7.84	637,607	54,002	8.47
Total earning assets (7)	$15,788,497	$632,969	4.01%	$14,951,227	$628,968	4.21%
Allowance for loan and covered loan losses	(124,970)			(134,946)
Cash and due from banks	222,453			172,215
Other assets	1,582,269			1,541,121
Total assets	$17,468,249			$16,529,617

Interest-bearing deposits	$11,846,854	$53,191	0.45%	$11,069,056	$68,305	0.62%
Federal Home Loan Bank advances	423,221	11,013	2.60	459,972	12,104	2.63
Notes payable and other borrowings	269,311	4,341	1.61	437,970	8,965	2.05
Secured borrowings - owed to securitization investors	—	—	—	273,753	5,087	1.86
Subordinated notes	10,521	168	1.57	22,158	428	1.90
Junior subordinated notes	249,493	11,369	4.49	249,493	12,616	4.97
Total interest-bearing liabilities	$12,799,400	$80,082	0.62%	$12,512,402	$107,505	0.86%
Non-interest bearing deposits	2,487,761			2,059,160
Other liabilities	324,382			261,779
Equity	1,856,706			1,696,276
Total liabilities and shareholders’ equity	$17,468,249			$16,529,617
Interest rate spread (5) (7)			3.39%			3.35%
Net free funds/contribution (6)	$2,989,097		0.11%	$2,438,825		0.14%
Net interest income/Net interest margin (7)		$552,887	3.50%		$521,463	3.49%

(1)	Liquidity management assets include available-for-sale securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements

(2)
Interest income on tax-advantaged loans, trading securities and securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for both of the years ended December 31, 2013 and 2012 were $2.3 million and $1.9 million, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

NON-INTEREST INCOME
For the fourth quarter of 2013, non-interest income totaled $46.4 million, a decrease of $18.8 million, or 29%, compared to the fourth quarter of 2012. The decrease was primarily attributable to lower mortgage banking revenues and losses on available-for-sale securities, partially offset by higher wealth management revenues.
The following table presents non-interest income by category for the periods presented:

	Three months ended December 31,		$	%
(Dollars in thousands)	2013	2012	Change	Change
Brokerage	$7,200	$6,404	$796	12
Trust and asset management	9,065	7,230	1,835	25
Total wealth management	16,265	13,634	2,631	19
Mortgage banking	19,296	34,702	(15,406)	(44)
Service charges on deposit accounts	5,230	4,534	696	15
(Losses) gains on available-for-sale securities, net	(3,328)	2,561	(5,889)	NM
Fees from covered call options	1,856	2,156	(300)	(14)
Gain on bargain purchases, net	—	85	(85)	NM
Trading losses, net	(278)	(120)	(158)	NM
Other:
Interest rate swap fees	1,537	2,178	(641)	(29)
Bank Owned Life Insurance	1,074	686	388	57
Administrative services	878	867	11	1
Miscellaneous	3,831	3,906	(75)	(2)
Total Other	7,320	7,637	(317)	(4)
Total Non-Interest Income	$46,361	$65,189	$(18,828)	(29)
NM - Not Meaningful
	Years Ended December 31,
			$	%
(Dollars in thousands)	2013	2012	Change	Change
Brokerage	$29,281	$25,477	$3,804	15
Trust and asset management	33,761	27,203	6,558	24
Total wealth management	63,042	52,680	10,362	20
Mortgage banking	106,857	109,970	(3,113)	(3)
Service charges on deposit accounts	20,366	16,971	3,395	20
(Losses) gains on available-for-sale securities, net	(3,000)	4,895	(7,895)	NM
Fees from covered call options	4,773	10,476	(5,703)	(54)
Gain on bargain purchases, net	—	7,503	(7,503)	NM
Trading gains (losses), net	892	(1,900)	2,792	NM
Other:
Interest rate swap fees	7,629	9,381	(1,752)	(19)
Bank Owned Life Insurance	3,446	2,920	526	18
Administrative services	3,390	3,281	109	3
Miscellaneous	15,002	9,915	5,087	51
Total Other	29,467	25,497	3,970	16
Total Non-Interest Income	$222,397	$226,092	$(3,695)	(2)
NM - Not Meaningful

The significant changes in non-interest income for the quarter ended December 31, 2013 compared to the quarter ended December 31, 2012 are discussed below.

Wealth management revenue totaled $16.3 million in the fourth quarter of 2013 and $13.6 million in the fourth quarter of 2012, an increase of 19%. The increase is mostly attributable to growth in assets from new customers and new financial advisors, as well as an increase in existing customer activity and market appreciation. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors and the brokerage commissions, money managed fees and insurance product commissions at Wayne Hummer Investments.

For the quarter ended December 31, 2013, mortgage banking revenue totaled $19.3 million, a decrease of $15.4 million when compared to the fourth quarter of 2012. The decrease in mortgage banking revenue in the fourth quarter of 2013 as compared to the fourth quarter of 2012 resulted primarily from lower origination volumes as refinance activity declined as well as competitive pricing pressure. Mortgage loan originations were $742.3 million in the fourth quarter of 2013 as compared to $1.2 billion in the prior year quarter. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market.
A summary of mortgage banking components is shown below:

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2013	2013	2012	2013	2012
Mortgage loans originated and sold	$742,306	$940,827	$1,178,010	$3,708,364	$3,866,012
Mortgage loans serviced for others	$961,619	$981,415	$1,005,372
Fair value of mortgage servicing rights (MSRs)	$8,946	$8,608	$6,750
MSRs as a percentage of loans serviced	0.93%	0.88%	0.67%

Service charges on deposit accounts totaled $5.2 million in the fourth quarter of 2013, an increase of $696,000 compared to the prior year quarter. The increase in the current quarter is primarily a result of higher account analysis fees on deposit accounts which have increased as a result of the Company's commercial banking initiative as well as additional service charges on deposit accounts from acquired institutions.

The Company recognized $3.3 million of losses on available-for-sale securities in the fourth quarter of 2013 compared to net gains of $2.6 million in the fourth quarter of 2012.  The $3.3 million of losses related to other than temporary impairment recorded on one security as a result of the Volcker Rule.

NON-INTEREST EXPENSE

Non-interest expense for the fourth quarter of 2013 totaled $127.0 million and decreased approximately $2.6 million, or 2%, compared to the fourth quarter of 2012. On a full year basis, non-interest expense for 2013 totaled $502.6 million and increased $13.5 million, or 3%, compared to 2012.
The following table presents non-interest expense by category for the periods presented:

	Three months ended December 31,		$ Change	% Change
(Dollars in thousands)	2013	2012
Salaries and employee benefits:
Salaries	$43,832	$40,457	3,375	8
Commissions and bonus	18,009	23,968	(5,959)	(25)
Benefits	12,208	11,715	493	4
Total salaries and employee benefits	74,049	76,140	(2,091)	(3)
Equipment	7,260	6,468	792	12
Occupancy, net	9,994	8,480	1,514	18
Data processing	4,831	4,178	653	16
Advertising and marketing	3,517	2,725	792	29
Professional fees	4,132	3,158	974	31
Amortization of other intangible assets	1,189	1,108	81	7
FDIC insurance	3,036	3,039	(3)	—
OREO expenses, net	2,671	5,269	(2,598)	(49)
Other:
Commissions - 3rd party brokers	1,439	944	495	52
Postage	1,622	1,856	(234)	(13)
Stationery and supplies	1,157	1,095	62	6
Miscellaneous	12,100	15,088	(2,988)	(20)
Total other	16,318	18,983	(2,665)	(14)
Total Non-Interest Expense	$126,997	$129,548	$(2,551)	(2)

	Years Ended December 31,
			$ Change	% Change
(Dollars in thousands)	2013	2012
Salaries and employee benefits:
Salaries	$170,123	$155,800	14,323	9
Commissions and bonus	87,837	84,199	3,638	4
Benefits	50,834	48,590	2,244	5
Total salaries and employee benefits	308,794	288,589	20,205	7
Equipment	26,450	23,222	3,228	14
Occupancy, net	36,633	32,294	4,339	13
Data processing	18,672	15,739	2,933	19
Advertising and marketing	11,051	9,438	1,613	17
Professional fees	14,922	15,262	(340)	(2)
Amortization of other intangible assets	4,627	4,324	303	7
FDIC insurance	12,728	13,422	(694)	(5)
OREO expenses, net	5,834	22,103	(16,269)	(74)
Other:
Commissions - 3rd party brokers	5,078	4,140	938	23
Postage	5,591	5,729	(138)	(2)
Stationery and supplies	3,987	4,003	(16)	—
Miscellaneous	48,184	50,775	(2,591)	(5)
Total other	62,840	64,647	(1,807)	(3)
Total Non-Interest Expense	$502,551	$489,040	$13,511	3

The significant changes in non-interest expense for the quarter ended December 31, 2013 compared to the quarter ended December 31, 2012 are discussed below.

Salaries and employee benefits expense decreased $2.1 million, or 3%, in the fourth quarter of 2013 compared to the fourth quarter of 2012 primarily due to a $6.0 million decrease in bonus and commissions primarily related to lower expenses on variable pay based arrangements, partially offset by a $3.4 million increase in salaries caused by the addition of employees from the various acquisitions and larger staffing as the Company grows, and a $493,000 increase in benefits (primarily health plan and payroll taxes related).

Equipment expense totaled $7.3 million for the fourth quarter of 2013, an increase of $792,000 compared to the fourth quarter of 2012. The increase is primarily the result of additional equipment depreciation as well as maintenance and repair costs associated with the increasing number of facilities due to acquisition activity. Equipment expense includes depreciation on equipment, maintenance and repairs, equipment rental and software license fees.

Occupancy expense for the fourth quarter of 2013 was $10.0 million, an increase of $1.5 million, or 18%, compared to the same period in 2012. The increase is primarily the result of depreciation and property taxes on owned locations which have increased as a result of acquisitions and new branches opening in 2013. Occupancy expense includes depreciation on premises, real estate taxes, utilities and maintenance of premises, as well as net rent expense for leased premises.

Data processing expenses increased $653,000 in the fourth quarter of 2013, totaling $4.8 million, compared to $4.2 million in the fourth quarter of 2012. The amount of data processing expenses incurred fluctuates based on the overall growth of loan and deposit accounts as well as additional expenses recorded related to bank acquisition transactions.

Advertising and marketing expenses for the fourth quarter of 2013 were $3.5 million, an increase of $792,000 from the fourth quarter of 2012. The increase is partially due to the Company's continued growth in size and increased branding cost associated with the Company's overall goal of becoming "Chicago's Bank."

Professional fees for the fourth quarter of 2013 were $4.1 million, an increase of $974,000, or 31%, compared to the same period in 2012. This increase is primarily the result of increased legal costs in the current quarter related to credit costs and acquisitions. Professional fees include legal, audit and tax fees, external loan review costs and normal regulatory exam assessments.

OREO expense totaled $2.7 million in the fourth quarter of 2013, a decrease of $2.6 million compared to $5.3 million in the fourth quarter of 2012. The decrease in total OREO expenses is primarily related to lower valuation adjustments on properties held in OREO in the current quarter. OREO costs include all costs related to obtaining, maintaining and selling other real estate owned properties.

Miscellaneous expenses in the fourth quarter of 2013 decreased $3.0 million, or 20%, compared to the same period in the prior year. The decrease in the fourth quarter of 2013 compared to the same period in the prior year is primarily attributable to $2.1 million of fees paid on the termination of approximately $68.4 million longer-term, higher rate repurchase agreements in the prior year quarter. Miscellaneous expense includes ATM expenses, correspondent bank charges, directors' fees, telephone, travel and entertainment, corporate insurance, dues and subscriptions, problem loan expenses and lending origination costs that are not deferred.

ASSET QUALITY
Allowance for Credit Losses, excluding covered loans

	Three months ended December 31,		Years Ended December 31,
(Dollars in thousands)	2013	2012	2013	2012
Allowance for loan losses at beginning of period	$107,188	$112,287	$107,351	$110,381
Provision for credit losses	3,904	20,672	45,984	72,412
Other adjustments	(195)	(289)	(938)	(1,333)
Reclassification from/(to) allowance for unfunded lending-related commitments	504	(260)	640	693
Charge-offs:
Commercial	5,209	9,782	14,123	22,405
Commercial real estate	7,517	9,084	32,745	43,539
Home equity	1,468	3,496	6,361	9,361
Residential real estate	385	2,470	2,958	4,060
Premium finance receivables - commercial	1,395	1,284	5,063	3,751
Premium finance receivables - life insurance	14	13	17	29
Indirect consumer	59	64	130	221
Consumer and other	578	570	980	1,024
Total charge-offs	16,625	26,763	62,377	84,390
Recoveries:
Commercial	336	368	1,655	1,220
Commercial real estate	1,302	978	2,526	6,635
Home equity	56	43	432	428
Residential real estate	202	9	289	22
Premium finance receivables - commercial	230	250	1,108	871
Premium finance receivables - life insurance	2	15	13	69
Indirect consumer	9	27	53	103
Consumer and other	9	14	186	240
Total recoveries	2,146	1,704	6,262	9,588
Net charge-offs	(14,479)	(25,059)	(56,115)	(74,802)
Allowance for loan losses at period end	$96,922	$107,351	$96,922	$107,351
Allowance for unfunded lending-related commitments at period end	719	14,647	719	14,647
Allowance for credit losses at period end	$97,641	$121,998	$97,641	$121,998
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.61%	1.35%	0.41%	0.81%
Commercial real estate	0.59	0.86	0.74	1.02
Home equity	0.77	1.72	0.79	1.08
Residential real estate	0.10	1.19	0.35	0.51
Premium finance receivables - commercial	0.21	0.21	0.19	0.16
Premium finance receivables - life insurance	—	—	—	—
Indirect consumer	0.37	0.19	0.12	0.16
Consumer and other	1.72	1.86	0.65	0.66
Total loans, net of unearned income, excluding covered loans	0.44%	0.83%	0.44%	0.65%
Net charge-offs as a percentage of the provision for credit losses	370.90%	121.22%	122.04%	103.30%
Loans at period-end			$12,896,602	$11,828,943
Allowance for loan losses as a percentage of loans at period end			0.75%	0.91%
Allowance for credit losses as a percentage of loans at period end			0.76%	1.03%

The allowance for credit losses, excluding the allowance for covered loan losses, is comprised of the allowance for loan losses and the allowance for unfunded lending-related commitments. The allowance for loan losses is a reserve against loan amounts that are actually funded and outstanding while the allowance for unfunded lending-related commitments (separate liability account) relates to certain amounts that Wintrust is committed to lend but for which funds have not yet been disbursed. The provision for credit losses, excluding the provision for covered loan losses, may contain both a component related to funded loans (provision for loan losses) and a component related to lending-related commitments (provision for unfunded loan commitments and letters of credit).
The provision for credit losses, excluding the provision for covered loan losses, totaled $3.9 million for the fourth quarter of 2013, $11.6 million for the third quarter of 2013 and $20.7 million for the fourth quarter of 2012. For the quarter ended December 31, 2013, net charge-offs, excluding covered loans, totaled $14.5 million compared to $11.3 million in the third quarter of 2013 and $25.1 million recorded in the fourth quarter of 2012. Annualized net charge-offs as a percentage of average loans, excluding covered loans, were 0.44% in the fourth quarter of 2013, 0.34% in the third quarter of 2013 and 0.83% in the fourth quarter of 2012. Net charge-offs increased in the fourth quarter of 2013 compared to the third quarter of 2013 primarily as a result of a $2.3 million increase in net charge-offs within the commercial loan portfolio.
The allowance for unfunded lending-related commitments totaled $719,000 as of December 31, 2013 compared to $1.3 million as of September 30, 2013 and $14.6 million as of December 31, 2012. The decrease from the third quarter of 2013 is primarily attributable to the expiration of one letter of credit. When compared to the prior year, the decrease was primarily attributable to the funding in the second and third quarter of 2013 of two letters of credit. The lower level of the allowance for credit losses in 2013, reflects the improvements in credit quality metrics compared to 2012.
Management believes the allowance for credit losses is appropriate to provide for inherent losses in the portfolio. There can be no assurances however, that future losses will not exceed the amounts provided for, thereby affecting future results of operations. The amount of future additions to the allowance for credit losses will be dependent upon management’s assessment of the appropriateness of the allowance based on its evaluation of economic conditions, changes in real estate values, interest rates, the regulatory environment, the level of past-due and non-performing loans, and other factors.
The Company also provides a provision for covered loan losses on covered loans and maintains an allowance for covered loan losses on covered loans. Please see “Covered Assets” later in this document for more detail.

The tables below summarizes the calculation of allowance for loan losses for the Company’s core loan portfolio and consumer, niche and purchased loan portfolio as of December 31, 2013 and September 30, 2013.

	As of December 31, 2013
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:
Commercial and industrial (1)	$1,794,953	$14,443	0.80%
Asset-based lending (1)	730,170	5,155	0.71
Tax exempt	160,850	1,158	0.72
Leases (1)	109,631	4	—
Other (1)	11,147	75	0.67
Commercial real-estate:
Residential construction	37,301	769	2.06
Commercial construction (1)	134,618	2,329	1.73
Land	99,959	2,992	2.99
Office (1)	615,818	6,407	1.04
Industrial (1)	621,732	5,456	0.88
Retail (1)	629,293	6,432	1.02
Multi-family (1)	526,480	10,331	1.96
Mixed use and other (1)	1,259,755	13,194	1.05
Home equity (1)	692,304	12,503	1.81
Residential real-estate (1)	404,802	4,978	1.23
Total core loan portfolio	$7,828,813	$86,226	1.10%
Commercial:
Franchise	$220,383	$1,576	0.72%
Mortgage warehouse lines of credit	67,470	477	0.71
Community Advantage - homeowner associations	90,894	—	—
Aircraft	8,914	18	0.20
Purchased non-covered commercial loans (2)	59,275	186	0.31
Commercial real-estate:
Purchased non-covered commercial real-estate (2)	305,079	748	0.25
Purchased non-covered home equity (2)	26,833	108	0.40
Purchased non-covered residential real-estate (2)	30,190	130	0.43
Premium finance receivables
U.S. commercial insurance loans	1,892,755	4,657	0.25
Canada commercial insurance loans (2)	274,810	185	0.07
Life insurance loans (1)	1,499,792	741	0.05
Purchased life insurance loans (2)	423,906	—	—
Indirect consumer	50,680	182	0.36
Consumer and other (1)	106,303	1,631	1.53
Purchased non-covered consumer and other (2)	10,505	57	0.54
Total consumer, niche and purchased loan portfolio	$5,067,789	$10,696	0.21%
Total loans, net of unearned income, excluding covered loans	$12,896,602	$96,922	0.75%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

	As of September 30, 2013
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:
Commercial and industrial (1)	$1,701,689	$17,295	1.02%
Asset-based lending (1)	723,583	6,674	0.92
Tax exempt	147,638	1,165	0.79
Leases	101,395	253	0.25
Other	90	1	1.11
Commercial real-estate:
Residential construction	39,916	919	2.30
Commercial construction (1)	145,568	2,175	1.49
Land	107,864	3,879	3.60
Office (1)	615,118	5,288	0.86
Industrial (1)	618,046	5,484	0.89
Retail (1)	594,648	6,837	1.15
Multi-family (1)	515,337	11,294	2.19
Mixed use and other (1)	1,263,025	14,228	1.13
Home equity (1)	713,288	15,322	2.15
Residential real-estate (1)	381,270	5,237	1.37
Total core loan portfolio	$7,668,475	$96,051	1.25%
Commercial:
Franchise	$213,328	$1,715	0.80%
Mortgage warehouse lines of credit	71,383	624	0.87
Community Advantage - homeowner associations	90,504	226	0.25
Aircraft	12,601	32	0.25
Purchased non-covered commercial loans (2)	46,910	256	0.55
Commercial real-estate:
Purchased non-covered commercial real-estate (2)	246,588	715	0.29
Purchased non-covered home equity (2)	23,332	39	0.17
Purchased non-covered residential real-estate (2)	16,437	20	0.12
Premium finance receivables
U.S. commercial insurance loans	1,874,942	4,625	0.25
Canada commercial insurance loans (2)	275,539	183	0.07
Life insurance loans (1)	1,409,856	679	0.05
Purchased life insurance loans (2)	459,883	—	—
Indirect consumer	57,236	201	0.35
Consumer and other (1)	106,575	1,809	1.70
Purchased non-covered consumer and other (2)	7,450	13	0.17
Total consumer, niche and purchased loan portfolio	$4,912,564	$11,137	0.23%
Total loans, net of unearned income, excluding covered loans	$12,581,039	$107,188	0.85%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

As part of a quarterly review performed by Management to determine if the Company’s allowance for loan losses is appropriate, an analysis is prepared on the loan portfolio based upon a breakout of core loans and consumer, niche and purchased loans. A summary of the allowance for loan losses calculated for the loan components in both the core loan portfolio and the consumer, niche and purchased loan portfolio was shown on the previous pages as of December 31, 2013 and September 30, 2013. The allowance for loan losses to core loans was 1.10% compared to 0.21% for consumer, niche and purchased loans and 0.75% for the entire loan portfolio as of December 31, 2013. As of September 30, 2013, the allowance for loan losses to core loans was 1.25% compared to 0.23% for consumer, niche and purchased loans and 0.85% for the entire loan portfolio.
The decrease in the allowance for loan losses to core loans in the fourth quarter of 2013 compared to the third quarter of 2013 was attributable to a decrease in core loans requiring ASC 310 reserves (specific reserves) and an increase in core loans requiring ASC 450 reserves (general reserves). The ASC 310 reserve as a percentage of core loans was 5.06% at December 31, 2013 compared to 8.01% at September 30, 2013. The decrease was attributable to a $5.9 million decrease in required ASC 310 reserves on core loans during the quarter. The ASC 450 reserve as a percentage of core loans was 1.02% at December 31, 2013 and 1.09% at September 30, 2013. The decrease was attributable to lower ASC 450 reserve factors, which are influenced by declining historical charge-offs.

The table below shows the aging of the Company’s loan portfolio at December 31, 2013:

		90+ days	60-89	30-59
As of December 31, 2013		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial and industrial	$10,143	$—	$4,938	$7,404	$1,813,721	$1,836,206
Franchise	—	—	400	—	219,983	220,383
Mortgage warehouse lines of credit	—	—	—	—	67,470	67,470
Community Advantage - homeowners association	—	—	—	—	90,894	90,894
Aircraft	—	—	—	—	10,241	10,241
Asset-based lending	637	—	388	1,878	732,190	735,093
Tax exempt	—	—	—	—	161,239	161,239
Leases	—	—	—	788	109,043	109,831
Other	—	—	—	—	11,147	11,147
Purchased non-covered commercial (1)	—	274	156	1,685	9,068	11,183
Total commercial	10,780	274	5,882	11,755	3,224,996	3,253,687
Commercial real-estate
Residential construction	149	—	—	—	38,351	38,500
Commercial construction	6,969	—	—	505	129,232	136,706
Land	2,814	—	4,224	619	99,128	106,785
Office	10,087	—	2,265	3,862	626,027	642,241
Industrial	5,654	—	585	914	626,785	633,938
Retail	10,862	—	837	2,435	642,125	656,259
Multi-family	2,035	—	—	348	564,154	566,537
Mixed use and other	8,088	230	3,943	15,949	1,344,244	1,372,454
Purchased non-covered commercial real-estate (1)	—	18,582	3,540	5,238	49,255	76,615
Total commercial real-estate	46,658	18,812	15,394	29,870	4,119,301	4,230,035
Home equity	10,071	—	1,344	3,060	704,662	719,137
Residential real estate	14,974	—	1,689	5,032	410,430	432,125
Purchased non-covered residential real estate (1)	—	1,988	—	—	879	2,867
Premium finance receivables
Commercial insurance loans	10,537	8,842	6,912	24,094	2,117,180	2,167,565
Life insurance loans	—	—	2,524	1,808	1,495,460	1,499,792
Purchased life insurance loans (1)	—	—	—	—	423,906	423,906
Indirect consumer	55	105	29	353	50,138	50,680
Consumer and other	1,082	—	47	657	113,818	115,604
Purchased non-covered consumer and other (1)	—	181	—	—	1,023	1,204
Total loans, net of unearned income, excluding covered loans	$94,157	$30,202	$33,821	$76,629	$12,661,793	$12,896,602
Covered loans	9,425	56,282	5,877	7,937	266,910	346,431
Total loans, net of unearned income	$103,582	$86,484	$39,698	$84,566	$12,928,703	$13,243,033

(1)	Purchased loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial and industrial	0.6%	—%	0.3%	0.4%	98.7%	100.0%
Franchise	—	—	0.2	—	99.8	100.0
Mortgage warehouse lines of credit	—	—	—	—	100.0	100.0
Community Advantage - homeowners association	—	—	—	—	100.0	100.0
Aircraft	—	—	—	—	100.0	100.0
Asset-based lending	0.1	—	0.1	0.3	99.5	100.0
Tax exempt	—	—	—	—	100.0	100.0
Leases	—	—	—	0.7	99.3	100.0
Other	—	—	—	—	100.0	100.0
Purchased non-covered commercial (1)	—	2.5	1.4	15.1	81.0	100.0
Total commercial	0.3	—	0.2	0.4	99.1	100.0
Commercial real-estate
Residential construction	0.4	—	—	—	99.6	100.0
Commercial construction	5.1	—	—	0.4	94.5	100.0
Land	2.6	—	4.0	0.6	92.8	100.0
Office	1.6	—	0.4	0.6	97.4	100.0
Industrial	0.9	—	0.1	0.1	98.9	100.0
Retail	1.7	—	0.1	0.4	97.8	100.0
Multi-family	0.4	—	—	0.1	99.5	100.0
Mixed use and other	0.6	—	0.3	1.2	97.9	100.0
Purchased non-covered commercial real-estate (1)	—	24.3	4.6	6.8	64.3	100.0
Total commercial real-estate	1.1	0.4	0.4	0.7	97.4	100.0
Home equity	1.4	—	0.2	0.4	98.0	100.0
Residential real estate	3.5	—	0.4	1.2	94.9	100.0
Purchased non-covered residential real estate(1)	—	69.3	—	—	30.7	100.0
Premium finance receivables
Commercial insurance loans	0.5	0.4	0.3	1.1	97.7	100.0
Life insurance loans	—	—	0.2	0.1	99.7	100.0
Purchased life insurance loans (1)	—	—	—	—	100.0	100.0
Indirect consumer	0.1	0.2	0.1	0.7	98.9	100.0
Consumer and other	0.9	—	—	0.6	98.5	100.0
Purchased non-covered consumer and other(1)	—	15.0	—	—	85.0	100.0
Total loans, net of unearned income, excluding covered loans	0.7%	0.2%	0.3%	0.6%	98.2%	100.0%
Covered loans	2.7	16.2	1.7	2.3	77.1	100.0
Total loans, net of unearned income	0.8%	0.7%	0.3%	0.6%	97.6%	100.0%
As of December 31, 2013, $33.8 million of all loans, excluding covered loans, or 0.3%, were 60 to 89 days past due and $76.6 million, or 0.6%, were 30 to 59 days (or one payment) past due. As of September 30, 2013, $33.0 million of all loans, excluding covered loans, or 0.3%, were 60 to 89 days past due and $82.8 million, or 0.7%, were 30 to 59 days (or one payment) past due. The majority of the commercial and commercial real estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis.
The Company’s home equity and residential loan portfolios continue to exhibit low delinquency ratios. Home equity loans at December 31, 2013 that are current with regard to the contractual terms of the loan agreement represent 98.0% of the total home equity portfolio. Residential real estate loans at December 31, 2013 that are current with regards to the contractual terms of the loan agreements comprise 94.6% of total residential real estate loans outstanding, which includes purchased non-covered residential real-estate.

The table below shows the aging of the Company’s loan portfolio at September 30, 2013:

		90+ days	60-89	30-59
As of September 30, 2013		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial and industrial	$15,283	$190	$3,585	$15,261	$1,688,232	$1,722,551
Franchise	—	—	113	—	213,215	213,328
Mortgage warehouse lines of credit	—	—	—	—	71,383	71,383
Community Advantage - homeowners association	—	—	—	—	90,504	90,504
Aircraft	—	—	—	—	12,601	12,601
Asset-based lending	2,364	—	693	3,926	732,585	739,568
Tax exempt	—	—	—	—	148,103	148,103
Leases	—	—	—	—	101,654	101,654
Other	—	—	—	—	90	90
Purchased non-covered commercial (1)	—	265	—	1,642	7,432	9,339
Total commercial	17,647	455	4,391	20,829	3,065,799	3,109,121
Commercial real-estate
Residential construction	2,049	3,120	1,595	261	33,305	40,330
Commercial construction	7,854	—	—	—	138,234	146,088
Land	4,216	—	—	4,082	100,953	109,251
Office	4,318	—	3,965	1,270	624,967	634,520
Industrial	8,184	—	—	2,419	614,409	625,012
Retail	11,259	—	271	7,422	593,263	612,215
Multi-family	2,603	—	—	4,332	543,690	550,625
Mixed use and other	12,240	269	2,761	15,371	1,339,029	1,369,670
Purchased non-covered commercial real-estate (1)	—	9,607	3,380	2,702	42,710	58,399
Total commercial real-estate	52,723	12,996	11,972	37,859	4,030,560	4,146,110
Home equity	10,926	—	2,436	5,887	717,371	736,620
Residential real estate	14,126	—	1,749	2,844	377,489	396,208
Purchased non-covered residential real estate (1)	—	447	289	34	729	1,499
Premium finance receivables
Commercial insurance loans	10,132	11,751	5,307	14,628	2,108,663	2,150,481
Life insurance loans	14	592	6,428	—	1,402,822	1,409,856
Purchased life insurance loans (1)	—	—	—	—	459,883	459,883
Indirect consumer	80	100	97	231	56,728	57,236
Consumer and other	1,591	—	319	445	111,491	113,846
Purchased non-covered consumer and other (1)	—	28	—	19	132	179
Total loans, net of unearned income, excluding covered loans	$107,239	$26,369	$32,988	$82,776	$12,331,667	$12,581,039
Covered loans	8,602	81,430	9,813	9,216	306,927	415,988
Total loans, net of unearned income	$115,841	$107,799	$42,801	$91,992	$12,638,594	$12,997,027

(1)	Purchased loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial and industrial	0.9%	—%	0.2%	0.9%	98.0%	100.0%
Franchise	—	—	0.1	—	99.9	100.0
Mortgage warehouse lines of credit	—	—	—	—	100.0	100.0
Community Advantage - homeowners association	—	—	—	—	100.0	100.0
Aircraft	—	—	—	—	100.0	100.0
Asset-based lending	0.3	—	0.1	0.5	99.1	100.0
Tax exempt	—	—	—	—	100.0	100.0
Leases	—	—	—	—	100.0	100.0
Other	—	—	—	—	100.0	100.0
Purchased non-covered commercial(1)	—	2.8	—	17.6	79.6	100.0
Total commercial	0.6	—	0.1	0.7	98.6	100.0
Commercial real-estate
Residential construction	5.1	7.7	4.0	0.6	82.6	100.0
Commercial construction	5.4	—	—	—	94.6	100.0
Land	3.9	—	—	3.7	92.4	100.0
Office	0.7	—	0.6	0.2	98.5	100.0
Industrial	1.3	—	—	0.4	98.3	100.0
Retail	1.8	—	—	1.2	97.0	100.0
Multi-family	0.5	—	—	0.8	98.7	100.0
Mixed use and other	0.9	—	0.2	1.1	97.8	100.0
Purchased non-covered commercial real-estate (1)	—	16.5	5.8	4.6	73.1	100.0
Total commercial real-estate	1.3	0.3	0.3	0.9	97.2	100.0
Home equity	1.5	—	0.3	0.8	97.4	100.0
Residential real estate	3.6	—	0.4	0.7	95.3	100.0
Purchased non-covered residential real estate (1)	—	29.8	19.3	2.3	48.6	100.0
Premium finance receivables
Commercial insurance loans	0.5	0.5	0.2	0.7	98.1	100.0
Life insurance loans	—	—	0.5	—	99.5	100.0
Purchased life insurance loans (1)	—	—	—	—	100.0	100.0
Indirect consumer	0.1	0.2	0.2	0.4	99.1	100.0
Consumer and other	1.4	—	0.3	0.4	97.9	100.0
Purchased non-covered consumer and other (1)	—	15.6	—	10.6	73.8	100.0
Total loans, net of unearned income, excluding covered loans	0.9%	0.2%	0.3%	0.7%	97.9%	100.0%
Covered loans	2.1	19.6	2.4	2.2	73.7	100.0
Total loans, net of unearned income	0.9%	0.8%	0.3%	0.7%	97.3%	100.0%

Non-performing Assets, excluding covered assets
The following table sets forth Wintrust’s non-performing assets and troubled debt restructurings ("TDRs") performing under the contractual terms of the loan agreement, excluding covered assets and purchased non-covered loans acquired with evidence of credit quality deterioration since origination, at the dates indicated.

	December 31,	September 30,	December 31,
(Dollars in thousands)	2013	2013	2012
Loans past due greater than 90 days and still accruing (1):
Commercial	$—	$190	$—
Commercial real-estate	230	3,389	—
Home equity	—	—	100
Residential real-estate	—	—	—
Premium finance receivables - commercial	8,842	11,751	10,008
Premium finance receivables - life insurance	—	592	—
Indirect consumer	105	100	189
Consumer and other	—	—	32
Total loans past due greater than 90 days and still accruing	9,177	16,022	10,329
Non-accrual loans (2):
Commercial	10,780	17,647	21,737
Commercial real-estate	46,658	52,723	49,973
Home equity	10,071	10,926	13,423
Residential real-estate	14,974	14,126	11,728
Premium finance receivables - commercial	10,537	10,132	9,302
Premium finance receivables - life insurance	—	14	25
Indirect consumer	55	80	55
Consumer and other	1,082	1,591	1,511
Total non-accrual loans	94,157	107,239	107,754
Total non-performing loans:
Commercial	10,780	17,837	21,737
Commercial real-estate	46,888	56,112	49,973
Home equity	10,071	10,926	13,523
Residential real-estate	14,974	14,126	11,728
Premium finance receivables - commercial	19,379	21,883	19,310
Premium finance receivables - life insurance	—	606	25
Indirect consumer	160	180	244
Consumer and other	1,082	1,591	1,543
Total non-performing loans	$103,334	$123,261	$118,083
Other real estate owned	43,632	46,901	56,174
Other real estate owned - obtained in acquisition	6,822	8,349	6,717
Other repossessed assets	$542	$446	$—
Total non-performing assets	$154,330	$178,957	$180,974
TDRs performing under the contractual terms of the loan agreement	$78,610	$79,205	$106,119
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.33%	0.57%	0.75%
Commercial real-estate	1.11	1.35	1.29
Home equity	1.40	1.48	1.72
Residential real-estate	3.44	3.55	3.19
Premium finance receivables - commercial	0.89	1.02	0.97
Premium finance receivables - life insurance	—	0.03	—
Indirect consumer	0.32	0.31	0.32
Consumer and other	0.93	1.40	1.48
Total loans, net of unearned income	0.80%	0.98%	1.00%
Total non-performing assets as a percentage of total assets	0.85%	1.01%	1.03%
Allowance for loan losses as a percentage of total non-performing loans	93.80%	86.96%	90.91%
(1) As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.
(2) Non-accrual loans included TDRs totaling $28.5 million, $35.8 million and $20.4 million as of December 31, 2013, September 30, 2013 and December 31, 2012, respectively.

Non-performing Commercial and Commercial Real Estate
Commercial non-performing loans totaled $10.8 million as of December 31, 2013 compared to $17.8 million as of September 30, 2013 and $21.7 million as of December 31, 2012. Commercial real estate non-performing loans totaled $46.9 million as of December 31, 2013 compared to $56.1 million as of September 30, 2013 and $50.0 million as of December 31, 2012.

Management is pursuing the resolution of all credits in this category. At this time, management believes reserves are appropriate to absorb inherent losses that are expected to occur upon the ultimate resolution of these credits.
Non-performing Residential Real Estate and Home Equity
Non-performing home equity and residential real estate loans totaled $25.0 million as of December 31, 2013. The balance remained relatively unchanged from September 30, 2013 and decreased $206,000 from December 31, 2012. The December 31, 2013 non-performing balance is comprised of $15.0 million of residential real estate (70 individual credits) and $10.1 million of home equity loans (47 individual credits). On average, this is approximately 8 non-performing residential real estate loans and home equity loans per chartered bank within the Company. The Company believes control and collection of these loans is very manageable. At this time, management believes reserves are adequate to absorb inherent losses that may occur upon the ultimate resolution of these credits.
Non-performing Commercial Insurance Premium Finance Receivables
The table below presents the level of non-performing property and casualty premium finance receivables as of December 31, 2013 and 2012, and the amount of net charge-offs for the quarters then ended.

	December 31,	December 31,
(Dollars in thousands)	2013	2012
Non-performing premium finance receivables - commercial	$19,379	$19,310
- as a percent of premium finance receivables - commercial outstanding	0.89%	0.97%
Net charge-offs (recoveries) of premium finance receivables - commercial	$1,165	$1,034
- annualized as a percent of average premium finance receivables - commercial	0.21%	0.21%
Fluctuations in this category may occur due to timing and nature of account collections from insurance carriers. The Company’s underwriting standards, regardless of the condition of the economy, have remained consistent. We anticipate that net charge-offs and non-performing asset levels in the near term will continue to be at levels that are within acceptable operating ranges for this category of loans. Management is comfortable with administering the collections at this level of non-performing property and casualty premium finance receivables and believes reserves are adequate to absorb inherent losses that may occur upon the ultimate resolution of these credits.
Due to the nature of collateral for commercial insurance premium finance receivables, it customarily takes 60-150 days to convert the collateral into cash. Accordingly, the level of non-performing commercial premium finance receivables is not necessarily indicative of the loss inherent in the portfolio. In the event of default, Wintrust has the power to cancel the insurance policy and collect the unearned portion of the premium from the insurance carrier. In the event of cancellation, the cash returned in payment of the unearned premium by the insurer should generally be sufficient to cover the receivable balance, the interest and other charges due. Due to notification requirements and processing time by most insurance carriers, many receivables will become delinquent beyond 90 days while the insurer is processing the return of the unearned premium. Management continues to accrue interest until maturity as the unearned premium is ordinarily sufficient to pay-off the outstanding balance and contractual interest due.

Nonperforming Loans Rollforward
The table below presents a summary of the changes in the balance of non-performing loans, excluding covered loans, for the three months and years ending December 31, 2013 and 2012:

	Three Months Ended		Years Ended
	December 31,	December 31,	December 31,	December 31,
(Dollars in thousands)	2013	2012	2013	2012
Balance at beginning of period	$123,261	$117,891	$118,083	$120,084
Additions, net	18,285	28,199	94,076	109,378
Return to performing status	(10,070)	(94)	(11,692)	(3,137)
Payments received	(12,142)	(12,014)	(35,066)	(41,250)
Transfer to OREO and other repossessed assets	(1,516)	(7,359)	(21,531)	(25,275)
Charge-offs	(10,436)	(14,848)	(38,662)	(48,408)
Net change for niche loans (1)	(4,048)	6,308	(1,874)	6,691
Balance at end of period	$103,334	$118,083	$103,334	$118,083

(1)	This includes activity for premium finance receivables and indirect consumer loans.
TDRs
The table below presents a summary of TDRs for the respective period, presented by loan category and accrual status:

	December 31,	September 30,	December 31,
(Dollars in thousands)	2013	2013	2012
Accruing TDRs:
Commercial	$6,045	$6,174	$11,871
Commercial real estate	69,225	70,346	89,906
Residential real estate and other	3,340	2,685	4,342
Total accrual	$78,610	$79,205	$106,119
Non-accrual TDRs: (1)
Commercial	$1,343	$2,199	$6,124
Commercial real estate	24,310	30,442	12,509
Residential real estate and other	2,840	3,157	1,721
Total non-accrual	$28,493	$35,798	$20,354
Total TDRs:
Commercial	$7,388	$8,373	$17,995
Commercial real estate	93,535	100,788	102,415
Residential real estate and other	6,180	5,842	6,063
Total TDRs	$107,103	$115,003	$126,473
Weighted-average contractual interest rate of TDRs	4.12%	4.12%	4.11%

(1)	Included in total non-performing loans.
At December 31, 2013, the Company had $107.1 million in loans modified in TDRs. The $107.1 million in TDRs represents 149 credits in which economic concessions were granted to certain borrowers to better align the terms of their loans with their current ability to pay. The balance decreased from $115.0 million representing 161 credits at September 30, 2013 and decreased from $126.5 million representing 165 credits at December 31, 2012.

The table below presents a summary of TDRs as of December 31, 2013 and December 31, 2012, and shows the changes in the balance during the periods presented:
Three Months Ended December 31, 2013

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$8,373	$100,788	$5,842	$115,003
Additions during the period	—	1,414	518	1,932
Reductions:
Charge-offs	(393)	(1,992)	(109)	(2,494)
Transferred to OREO and other repossessed assets	—	(1,111)	—	(1,111)
Removal of TDR loan status (1)	—	(1,003)	—	(1,003)
Payments received	(592)	(4,561)	(71)	(5,224)
Balance at period end	$7,388	$93,535	$6,180	$107,103
Three Months Ended December 31, 2012

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$22,050	$117,650	$7,496	$147,196
Additions during the period	987	1,547	126	2,660
Reductions:
Charge-offs	(4,361)	(1,723)	(764)	(6,848)
Transferred to OREO and other repossessed assets	—	(955)	(449)	(1,404)
Removal of TDR loan status (1)	—	(4,488)	—	(4,488)
Payments received	(681)	(9,616)	(346)	(10,643)
Balance at period end	$17,995	$102,415	$6,063	$126,473

Year Ended December 31, 2013

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$17,995	$102,415	$6,063	$126,473
Additions during the period	708	19,676	2,296	22,680
Reductions:
Charge-offs	(3,146)	(8,658)	(369)	(12,173)
Transferred to OREO and other repossessed assets	(3,800)	(1,948)	(103)	(5,851)
Removal of TDR loan status (1)	(2,932)	(1,003)	—	(3,935)
Payments received	(1,437)	(16,947)	(1,707)	(20,091)
Balance at period end	$7,388	$93,535	$6,180	$107,103

(1)
Loan was previously classified as a TDR and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed.

Year Ended December 31, 2012

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$10,834	$112,796	$6,888	$130,518
Additions during the period	14,312	56,564	1,672	72,548
Reductions:
Charge-offs	(5,160)	(13,259)	(1,396)	(19,815)
Transferred to OREO and other repossessed assets	—	(4,096)	(449)	(4,545)
Removal of TDR loan status (1)	(363)	(6,365)	(273)	(7,001)
Payments received	(1,628)	(43,225)	(379)	(45,232)
Balance at period end	$17,995	$102,415	$6,063	$126,473

(1)
Loan was previously classified as a TDR and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed.

The Company’s approach to restructuring loans, excluding those acquired with evidence of credit quality deterioration since origination, is built on its credit risk rating system which requires credit management personnel to assign a credit risk rating to each loan at the time of each modification. In each case, the loan officer is responsible for recommending a credit risk rating for each loan and ensuring the credit risk ratings are appropriate. These credit risk ratings are then reviewed and approved by the bank’s chief credit officer and/or concurrence credit officer. Credit risk ratings are determined by evaluating a number of factors including a borrower’s financial strength, cash flow coverage, collateral protection and guarantees. The Company’s credit risk rating scale is one through ten with higher scores indicating higher risk. In the case of loans rated six or worse following modification, the Company’s Managed Assets Division evaluates the loan and the credit risk rating and determines that the loan has been restructured to be reasonably assured of repayment and of performance according to the modified terms and is supported by a current, well-documented credit assessment of the borrower’s financial condition and prospects for repayment under the revised terms.
A modification of a loan, excluding those acquired with evidence of credit quality deterioration since origination, with an existing credit risk rating of six or worse or a modification of any other credit, which will result in a restructured credit risk rating of six or worse must be reviewed for TDR classification. In that event, our Managed Assets Division conducts an overall credit and collateral review. A modification of a loan is considered to be a TDR if both (1) the borrower is experiencing financial difficulty and (2) for economic or legal reasons, the bank grants a concession to a borrower that it would not otherwise consider. The modification of a loan, excluding those acquired with evidence of credit quality deterioration since origination, where the credit risk rating is five or better both before and after such modification is not considered to be a TDR. Based on the Company’s credit risk rating system, it considers that borrowers whose credit risk rating is five or better are not experiencing financial difficulties and therefore, are not considered TDRs.

All credits determined to be a TDR will continue to be classified as a TDR in all subsequent periods, unless the borrower has been in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) and the modified interest rate represented a market rate at the time of a restructuring. The Managed Assets Division, in consultation with the respective loan officer, determines whether the modified interest rate represented a current market rate at the time of restructuring. Using knowledge of current market conditions and rates, competitive pricing on recent loan originations, and an assessment of various characteristics of the modified loan (including collateral position and payment history), an appropriate market rate for a new borrower with similar risk is determined. If the modified interest rate meets or exceeds this market rate for a new borrower with similar risk, the modified interest rate represents a market rate at the time of restructuring. Additionally, before removing a loan from TDR classification, a review of the current or previously measured impairment on the loan and any concerns related to future performance by the borrower is conducted. If concerns exist about the future ability of the borrower to meet its obligations under the loans based on a credit review by the Managed Assets Division, the TDR classification is not removed from the loan. Loans classified as TDRs that are re-modified subsequent to the initial determination will continue to be classified as TDRs following the re-modification, unless the requirements for removal from TDR classification discussed above are satisfied at the time of the re-modification.
TDRs are reviewed at the time of modification and on a quarterly basis to determine if a specific reserve is needed. The carrying amount of the loan is compared to the expected payments to be received, discounted at the loan’s original rate, or for collateral dependent loans, to the fair value of the collateral. Any shortfall is recorded as a specific reserve. The Company, in accordance with ASC 310-10, continues to individually measure impairment of these loans after the TDR classification is removed.
Each TDR was reviewed for impairment at December 31, 2013 and approximately $4.8 million of impairment was present and appropriately reserved for through the Company’s normal reserving methodology in the Company’s allowance for loan losses. For TDRs in which impairment is calculated by the present value of future cash flows, the Company records interest income representing the decrease in impairment resulting from the passage of time during the respective period, which differs from interest income from contractually required interest on these specific loans. For the three months ended December 31, 2013 and 2012, the Company recorded $174,000 and $265,000, respectively, in interest income representing this decrease in impairment. For the year ended December 31, 2013 and 2012, the Company recorded $901,000 and $1.3 million, respectively, in interest income representing this decrease in impairment.
Other Real Estate Owned
The table below presents a summary of other real estate owned, excluding covered other real estate owned, as of December 31, 2013 and shows the activity for the respective period and the balance for each property type:

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2013	2013	2012
Balance at beginning of period	$55,250	$57,025	$67,377
Disposals/resolved	(6,891)	(10,194)	(12,516)
Transfers in at fair value, less costs to sell	1,816	9,619	8,030
Additions from acquisition	1,773	—	2,923
Fair value adjustments	(1,494)	(1,200)	(2,923)
Balance at end of period	$50,454	$55,250	$62,891

	Period End
	December 31,	September 30,	December 31,
Balance by Property Type	2013	2013	2012
Residential real estate	$5,452	$6,421	$9,077
Residential real estate development	3,859	4,551	12,144
Commercial real estate	41,143	44,278	41,670
Total	$50,454	$55,250	$62,891

Covered Assets
In conjunction with FDIC-assisted transactions, the Company entered into loss share agreements with the FDIC. These agreements cover realized losses on loans, foreclosed real estate and certain other assets. These loss share assets are measured separately from the loan portfolios because they are not contractually embedded in the loans and are not transferable with the loans should the Company choose to dispose of them. Fair values at the acquisition dates were estimated based on projected cash flows available for loss-share based on the credit adjustments estimated for each loan pool and the loss share percentages. The loss share assets are also separately measured from the related loans and foreclosed real estate and recorded separately on the Consolidated Statements of Condition. Subsequent to the acquisition date, reimbursements received from the FDIC for actual incurred losses will reduce the loss share assets. Additional expected losses, to the extent such expected losses result in the recognition of an allowance for loan losses, will increase the loss share assets. The loss share agreements with the FDIC require the Company to reimburse the FDIC in the event that actual losses on covered assets are lower than the original loss estimates agreed upon with the FDIC with respect of such assets in the loss share agreements. The allowance for loan losses for loans acquired in FDIC-assisted transactions is determined without giving consideration to the amounts recoverable through loss share agreements (since the loss share agreements are separately accounted for and thus presented “gross” on the balance sheet). On the Consolidated Statements of Income, the provision for credit losses is reported net of changes in the amount recoverable under the loss share agreements. Reductions to expected losses, to the extent such reductions to expected losses are the result of an improvement to the actual or expected cash flows from the covered assets, will reduce the loss share assets. The increases in cash flows for the purchased loans are recognized as interest income prospectively.

The following table provides a comparative analysis for the period end balances of the covered asset components and any changes in the allowance for covered loan losses.

	December 31,	September 30,	December 31,
(Dollars in thousands)	2013	2013	2012
Period End Balances:
Loans	$346,431	$415,988	$560,087
Other real estate owned	85,834	87,037	82,908
Other assets	2,879	2,272	1,097
FDIC Indemnification asset	85,672	100,313	208,160
Total covered assets	$520,816	$605,610	$852,252
Allowance for Covered Loan Losses Rollforward:
Balance at beginning of quarter:	$12,924	$14,429	$21,926
Provision for covered loan losses before benefit attributable to FDIC loss share agreements	(269)	(2,331)	(5,634)
Benefit attributable to FDIC loss share agreements	215	1,865	4,508
Net provision for covered loan losses	(54)	(466)	(1,126)
(Decrease) increase in FDIC indemnification asset	(215)	(1,865)	(4,508)
Loans charged-off	(6,791)	(3,237)	(2,869)
Recoveries of loans charged-off	4,228	4,063	31
Net charge-offs	(2,563)	826	(2,838)
Balance at end of quarter	$10,092	$12,924	$13,454

Changes in Accretable Yield
The excess of cash flows expected to be collected over the carrying value of loans accounted for under ASC 310-30 is referred to as the accretable yield and is recognized in interest income using an effective yield method over the remaining life of the pool of loans. The accretable yield is affected by:

•
Changes in interest rate indices for variable rate loans accounted for under ASC 310-30 – Expected future cash flows are based on the variable rates in effect at the time of the regular evaluations of cash flows expected to be collected;

•
Changes in prepayment assumptions – Prepayments affect the estimated life of loans accounted for under ASC 310-30 which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life – Updates to expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The following table provides activity for the accretable yield of loans accounted for under ASC 310-30.

	Three Months Ended December 31, 2013		Three Months Ended December 31, 2012
	Bank	Life Insurance Premium	Bank	Life Insurance Premium
(Dollars in thousands)	Acquisitions	Finance Loans	Acquisitions	Finance Loans
Accretable yield, beginning balance	$117,030	$8,813	$151,800	$15,426
Acquisitions	3,451	—	(123)	—
Accretable yield amortized to interest income	(8,918)	(2,579)	(11,556)	(2,646)
Accretable yield amortized to indemnification asset(1)	(7,311)	—	(10,886)	—
Reclassification from non-accretable difference(2)	5,966	1,599	10,776	—
(Decreases) increases in interest cash flows due to payments and changes in interest rates	(2,563)	421	3,213	275
Accretable yield, ending balance (3)	$107,655	$8,254	$143,224	$13,055

	Year Ended		Year Ended
	December 31, 2013		December 31, 2012
		Life Insurance		Life Insurance
	Bank	Premium	Bank	Premium
(Dollars in thousands)	Acquisitions	Finance Loans	Acquisitions	Finance Loans
Accretable yield, beginning balance	$143,224	$13,055	$173,120	$18,861
Acquisitions	5,428	—	8,217	—
Accretable yield amortized to interest income	(36,898)	(8,795)	(52,101)	(11,441)
Accretable yield amortized to indemnification asset(1)	(36,202)	—	(66,798)	—
Reclassification from non-accretable difference(2)	50,873	2,840	64,603	4,096
(Decreases) increases in interest cash flows due to payments and changes in interest rates	(18,770)	1,154	16,183	1,539
Accretable yield, ending balance (3)	$107,655	$8,254	$143,224	$13,055

(1)	Represents the portion of the current period accreted yield, resulting from lower expected losses, applied to reduce the loss share indemnification asset.

(2)	Reclassification is the result of subsequent increases in expected principal cash flows.

(3)
As of December 31, 2013, the Company estimates that the remaining accretable yield balance to be amortized to the indemnification asset for the bank acquisitions is $33.7 million. The remainder of the accretable yield related to bank acquisitions is expected to be amortized to interest income.

Items Impacting Comparative Financial Results:
Acquisitions
On October 18, 2013, the Company completed its acquisition of Diamond Bancorp, Inc. ("Diamond"). Diamond was the parent company of Diamond Bank, FSB ("Diamond Bank"), which operated four banking locations in Chicago, Schaumburg, Elmhurst, and Northbrook, Illinois. As part of the transaction, Diamond Bank was merged into the Company's wholly-owned subsidiary bank, North Shore Community Bank & Trust Company (“North Shore Bank”). Diamond Bank had approximately $169 million in assets and $140 million in deposits as of the acquisition date, prior to purchase accounting adjustments. The Company recorded goodwill of $8.4 million on the acquisition.
On October 1, 2013, the Company announced that its subsidiary, Barrington Bank through its division Wintrust Mortgage, acquired certain assets and assumed certain liabilities of the mortgage banking business of Surety Financial Services ("Surety") of Sherman Oaks, California. Surety has five offices located in southern California which originated approximately $1.0 billion in the twelve months prior to the acquisition date.
On May 1, 2013, the Company completed its acquisition of First Lansing Bancorp, Inc. ("FLB"). FLB was the parent company of First National Bank of Illinois ("FNBI"). FNBI is headquartered in Lansing, Illinois and operated seven banking locations in the south and southwest suburbs of Chicago, as well as one location in northwest Indiana. As part of the transaction, First Lansing Bancorp merged into the Company's wholly-owned subsidiary bank, Old Plank Trail Community Bank, N.A. (“Old Plank Trail Bank”), and its banking locations acquired are operating as branches of Old Plank Trail Bank. FNBI had approximately $372 million in assets and approximately $330 million in deposits as of the acquisition date, prior to purchase accounting adjustments. The Company recorded goodwill of $14.0 million on the acquisition.

On December 12, 2012, the Company completed its acquisition of HPK Financial Corporation (“HPK”).  HPK was the parent company of Hyde Park Bank & Trust Company, an Illinois state bank, (“Hyde Park Bank”), which operated two banking locations in the Hyde Park neighborhood of Chicago, Illinois.  As part of the transaction, Hyde Park Bank merged into the Company's wholly-owned subsidiary bank, Beverly Bank & Trust Company, N.A. (“Beverly Bank”), and the two acquired banking locations are operating as branches of Beverly Bank under the brand name Hyde Park Bank. HPK had approximately $358 million in assets and $243 million in deposits as of the acquisition date, prior to purchase accounting adjustments. The Company recorded goodwill of $12.6 million on the acquisition.

On September 28, 2012, the Company's wholly-owned subsidiary bank Old Plank Trail Bank, acquired certain assets and liabilities and the banking operations of First United Bank of Crete, Illinois ("First United Bank") in an FDIC-assisted transaction. First United Bank operated four locations in Illinois; one in Crete, two in Frankfort and one in Steger, as well as one location in St. John, Indiana which was subsequently closed.

On July 20, 2012, the Company's wholly-owned subsidiary bank, Hinsdale Bank and Trust Company (“Hinsdale Bank”), assumed the deposits and banking operations of Second Federal Savings and Loan Association of Chicago ("Second Federal") in an FDIC-assisted transaction. Second Federal operated three locations in Illinois; two in Chicago (Brighton Park and Little Village neighborhoods) and one in Cicero. The Company subsequently divested the deposits and banking operations of Second Federal. See "Divestiture of Previous FDIC-Assisted Acquisition" on page 45 for more information.

On June 8, 2012, the Company's wholly-owned subsidiary bank Lake Forest Bank and Trust Company (“Lake Forest Bank”), completed its acquisition of Macquarie Premium Funding Inc., the Canadian insurance premium funding business of Macquarie Group. Through this transaction, Lake Forest Bank acquired approximately $213 million of gross premium finance receivables outstanding. The Company recorded goodwill of approximately $22 million on the acquisition.

On April 13, 2012, the Company's wholly-owned subsidiary bank, Old Plank Trail Bank, completed its acquisition of a branch of Suburban Bank & Trust Company (“Suburban”) located in Orland Park, Illinois. Through this transaction, Old Plank Trail Bank acquired approximately $52 million of deposits and $3 million of loans. The Company recorded goodwill of $1.5 million on the branch acquisition.

On March 30, 2012, the Company's wholly-owned subsidiary bank, The Chicago Trust Company, N.A. (“CTC”), completed its acquisition of the trust operations of Suburban. Through this transaction, CTC acquired trust accounts having assets under administration of approximately $160 million, in addition to land trust accounts and various other assets. The Company recorded goodwill of $1.8 million on the acquisition.

On February 10, 2012, the Company's wholly-owned subsidiary, Barrington Bank and Trust Company, N.A. (“Barrington Bank”), acquired certain assets and liabilities and the banking operations of Charter National Bank and Trust (“Charter National”) in an FDIC-assisted transaction. Charter National operated two locations: one in Hoffman Estates and one in Hanover Park.

Summary of FDIC-assisted transactions impacting comparative financial results
•    Old Plank Trail Bank assumed approximately $316 million of the outstanding deposits and approximately $310 million of assets of First United Bank on September 28, 2012, prior to purchase accounting adjustments. A bargain purchase gain of $6.7 million was recognized on this transaction.

•    Hinsdale Bank assumed approximately $169 million of the outstanding deposits and approximately $10 million of assets of Second Federal on July 20, 2012, prior to purchase accounting adjustments. A bargain purchase gain of $43,000 was recognized on this transaction.

•    Barrington assumed approximately $89 million of the outstanding deposits and approximately $94 million of assets of Charter National on February 10, 2012, prior to purchase accounting adjustments. A bargain purchase gain of $785,000 was recognized on this transaction.

Loans comprise the majority of the assets acquired in the FDIC-assisted transactions and are subject to loss sharing agreements with the FDIC where the FDIC has agreed to reimburse the Company for 80% of losses incurred on the purchased loans. Additionally, the loss share agreements with the FDIC require the Company to reimburse the FDIC in the event that actual losses on covered assets are lower than the original loss estimates agreed upon with the FDIC with respect to such assets in the loss share agreements. We refer to the loans subject to these loss-sharing agreements as “covered loans.” We use the term “covered assets” to refer to the total of covered loans, covered OREO and certain other covered assets. The agreements with the FDIC require that the Company follow certain servicing procedures or risk losing FDIC reimbursement of losses related to covered assets.
Divestiture of Previous FDIC-Assisted Acquisition
On February 1, 2013, Hinsdale Bank completed its divestiture of the deposits and current banking operations of Second Federal, which were acquired in an FDIC-assisted transaction on July 20, 2012, to Self-Help Federal Credit Union. Through this transaction, the Company divested approximately $149 million of related deposits.

WINTRUST SUBSIDIARIES AND LOCATIONS
Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, Hinsdale Bank & Trust Company, North Shore Community Bank & Trust Company in Wilmette, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, Crystal Lake Bank & Trust Company, Northbrook Bank & Trust Company, Schaumburg Bank & Trust Company, N.A., Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company and Town Bank in Hartland, Wisconsin. The banks also operate facilities in Illinois in Algonquin, Bloomingdale, Buffalo Grove, Cary, Chicago, Clarendon Hills, Crete, Deerfield, Downers Grove, Elgin, Elk Grove Village, Elmhurst, Frankfort, Geneva, Glencoe, Glen Ellyn, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Island Lake, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lindenhurst, Lynwood, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, North Chicago, Northfield, Norridge, Orland Park, Palatine, Park Ridge, Plainfield, Prospect Heights, Ravinia, Riverside, Rogers Park, Roselle, Round Lake Beach, Shorewood, Skokie, South Holland, Spring Grove, Steger, Vernon Hills, Wauconda, Western Springs, Willowbrook, Winnetka and Wood Dale and in Delafield, Elm Grove, Madison, Menomenee Falls, Milwaukee and Wales, Wisconsin and Dyer, Indiana.
Additionally, the Company operates various non-bank business units:

•	First Insurance Funding Corporation, one of the largest insurance premium finance companies operating in the United States, serves commercial and life insurance loan customers throughout the country.

•	First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada

•
Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.

•
Wintrust Mortgage, a division of Barrington Bank & Trust Company, engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.

•	Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.

•	Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.

•	The Chicago Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2012 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•
negative economic conditions that adversely affect the economy, housing prices, the job market and other factors that may affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;

•	the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;

•	estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;

•	the financial success and economic viability of the borrowers of our commercial loans;

•	market conditions in the commercial real estate market in the Chicago metropolitan area;

•	the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan and lease losses;

•
changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;

•	competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services);

•	failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;

•	unexpected difficulties and losses related to FDIC-assisted acquisitions, including those resulting from our loss- sharing arrangements with the FDIC;

•	any negative perception of the Company’s reputation or financial strength;

•	ability to raise additional capital on acceptable terms when needed;

•	disruption in capital markets, which may lower fair values for the Company’s investment portfolio;

•	ability to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations;

•	adverse effects on our information technology systems resulting from failures, human error or tampering;

•	accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;

•	ability of the Company to attract and retain senior management experienced in the banking and financial services industries;

•	environmental liability risk associated with lending activities;

•	the impact of any claims or legal actions, including any effect on our reputation;

•	losses incurred in connection with repurchases and indemnification payments related to mortgages;

•	the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

•	the soundness of other financial institutions;

•	the possibility that certain European Union member states will default on their debt obligations, which may affect the Company’s liquidity, financial conditions and results of operations;

•	examinations and challenges by tax authorities;

•	changes in accounting standards, rules and interpretations and the impact on the Company’s financial statements;

•	the ability of the Company to receive dividends from its subsidiaries;

•	a decrease in the Company’s regulatory capital ratios, including as a result of further declines in the value of its loan portfolios, or otherwise;

•
legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those resulting from the Dodd-Frank Act;

•	restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business resulting from the Dodd-Frank Act;

•	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the current regulatory environment, including the Dodd-Frank Act;

•	changes in capital requirements;

•	increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•	delinquencies or fraud with respect to the Company’s premium finance business;

•	credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;

•	the Company’s ability to comply with covenants under its credit facility; and

•	fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation.
Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEB CAST AND REPLAY
The Company will hold a conference call at 10:00 a.m. (CT) Wednesday, January 22, 2014 regarding fourth quarter 2013 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #33183901. A simultaneous audio-only web cast and replay of the conference call may be accessed via the Company’s web site at (http://www.wintrust.com), Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the fourth quarter 2013 earnings press release will be available on the home page of the Company’s website at (http://www.wintrust.com) and at the Investor Relations, Investor News and Events, Press Releases link on its website.

WINTRUST FINANCIAL CORPORATION
Supplemental Financial Information
5 Quarter Trends

WINTRUST FINANCIAL CORPORATION - Supplemental Financial Information
Selected Financial Highlights - 5 Quarter Trends
(Dollars in thousands, except per share data)

	Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Selected Financial Condition Data (at end of period):
Total assets	$18,097,783	$17,682,548	$17,613,546	$17,074,247	$17,519,613
Total loans, excluding covered loans	12,896,602	12,581,039	12,516,892	11,900,312	11,828,943
Total deposits	14,668,789	14,647,446	14,365,854	13,962,757	14,428,544
Junior subordinated debentures	249,493	249,493	249,943	249,493	249,493
Total shareholders’ equity	1,900,589	1,873,566	1,836,660	1,825,688	1,804,705
Selected Statements of Income Data:
Net interest income	142,308	141,782	135,824	130,713	132,776
Net revenue (1)	188,669	196,444	199,819	188,092	197,965
Pre-tax adjusted earnings (2)	66,896	69,920	70,920	68,263	72,441
Net income	35,288	35,563	34,307	32,052	30,089
Net income per common share – Basic	$0.82	$0.86	$0.85	$0.80	$0.75
Net income per common share – Diluted	$0.70	$0.71	$0.69	$0.65	$0.61
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin (2)	3.53%	3.57%	3.50%	3.41%	3.40%
Non-interest income to average assets	1.03%	1.24%	1.49%	1.35%	1.50%
Non-interest expense to average assets	2.82%	2.89%	2.97%	2.82%	2.99%
Net overhead ratio (2) (3)	1.79%	1.65%	1.49%	1.47%	1.48%
Net overhead ratio - pre-tax adjusted earnings (2) (3)	1.68%	1.63%	1.51%	1.47%	1.39%
Efficiency ratio - FTE (2) (4)	65.95%	64.60%	63.97%	63.78%	66.13%
Efficiency ratio - pre-tax adjusted earnings (2) (4)	64.81%	64.00%	63.78%	63.46%	62.62%
Return on average assets	0.78%	0.81%	0.80%	0.75%	0.69%
Return on average common equity	7.56%	7.85%	7.55%	7.27%	6.79%
Return on average tangible common equity	9.71%	10.06%	9.70%	9.35%	8.71%
Average total assets	$17,835,999	$17,489,571	$17,283,985	$17,256,843	$17,248,650
Average total shareholders’ equity	1,895,498	1,853,122	1,859,265	1,818,127	1,786,824
Average loans to average deposits ratio	88.9%	91.3%	88.7%	86.6%	85.6%
Average loans to average deposits ratio (including covered loans)	91.6	94.3	92.2	90.4	90.0
Common Share Data at end of period:
Market price per common share	$46.12	$41.07	$38.28	$37.04	$36.70
Book value per common share (2)	$38.47	$38.09	$37.84	$38.13	$37.78
Tangible common book value per share (2)	$29.93	$29.89	$29.25	$29.74	$29.28
Common shares outstanding	46,116,583	39,731,043	37,725,143	37,013,707	36,858,355
Other Data at end of period:(8)
Leverage Ratio(5)	10.5%	10.5%	10.4%	10.2%	10.0%
Tier 1 Capital to risk-weighted assets (5)	12.1%	12.3%	12.0%	12.4%	12.1%
Total capital to risk-weighted assets (5)	12.8%	13.1%	12.9%	13.5%	13.1%
Tangible common equity ratio (TCE) (2) (7)	7.8%	7.9%	7.4%	7.7%	7.4%
Tangible common equity ratio, assuming full conversion of preferred stock (2) (7)	8.5%	8.7%	8.5%	8.8%	8.4%
Allowance for credit losses (6)	$97,641	$108,455	$110,405	$125,635	$121,988
Non-performing loans	103,334	123,261	121,485	128,633	118,083
Allowance for credit losses to total loans (6)	0.76%	0.86%	0.88%	1.06%	1.03%
Non-performing loans to total loans	0.80%	0.98%	0.97%	1.08%	1.00%
Number of:
Bank subsidiaries	15	15	15	15	15
Non-bank subsidiaries	8	8	8	8	8
Banking offices	124	119	117	108	111

(1)	Net revenue includes net interest income and non-interest income

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Capital ratios for current quarter-end are estimated.

(6)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excluding the allowance for covered loan losses.

(7)	Total shareholders’ equity minus preferred stock and total intangible assets divided by total assets minus total intangible assets

(8)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Condition - 5 Quarter Trends

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2013	2013	2013	2013	2012
Assets
Cash and due from banks	$253,408	$322,866	$224,286	$199,575	$284,731
Federal funds sold and securities purchased under resale agreements	10,456	7,771	9,013	13,626	30,297
Interest-bearing deposits with other banks	495,574	681,834	440,656	685,302	1,035,743
Available-for-sale securities, at fair value	2,176,290	1,781,883	1,843,824	1,870,831	1,796,076
Trading account securities	497	259	659	1,036	583
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	79,261	76,755	79,354	76,601	79,564
Brokerage customer receivables	30,953	29,253	26,214	25,614	24,864
Mortgage loans held-for-sale, at fair value	332,485	329,186	525,027	370,570	385,033
Mortgage loans held-for-sale, at lower of cost or market	1,842	5,159	12,964	10,352	27,167
Loans, net of unearned income, excluding covered loans	12,896,602	12,581,039	12,516,892	11,900,312	11,828,943
Covered loans	346,431	415,988	454,602	518,661	560,087
Total loans	13,243,033	12,997,027	12,971,494	12,418,973	12,389,030
Less: Allowance for loan losses	96,922	107,188	106,842	110,348	107,351
Less: Allowance for covered loan losses	10,092	12,924	14,429	12,272	13,454
Net loans	13,136,019	12,876,915	12,850,223	12,296,353	12,268,225
Premises and equipment, net	531,947	517,942	512,928	504,803	501,205
FDIC indemnification asset	85,672	100,313	137,681	170,696	208,160
Accrued interest receivable and other assets	569,619	576,121	573,709	485,746	511,617
Goodwill	374,547	357,309	356,871	343,632	345,401
Other intangible assets	19,213	18,982	20,137	19,510	20,947
Total assets	$18,097,783	$17,682,548	$17,613,546	$17,074,247	$17,519,613
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$2,721,771	$2,622,518	$2,450,659	$2,243,440	$2,396,264
Interest bearing	11,947,018	12,024,928	11,915,195	11,719,317	12,032,280
Total deposits	14,668,789	14,647,446	14,365,854	13,962,757	14,428,544
Notes payable	364	1,546	1,729	31,911	2,093
Federal Home Loan Bank advances	417,762	387,852	585,942	414,032	414,122
Other borrowings	254,740	246,870	252,776	256,244	274,411
Secured borrowings - owed to securitization investors	—	—	—	—	—
Subordinated notes	—	10,000	10,000	15,000	15,000
Junior subordinated debentures	249,493	249,493	249,493	249,493	249,493
Trade date securities payable	303,088	—	577	1,250	—
Accrued interest payable and other liabilities	302,958	265,775	310,515	317,872	331,245
Total liabilities	16,197,194	15,808,982	15,776,886	15,248,559	15,714,908
Shareholders’ Equity:
Preferred stock	126,477	126,500	176,476	176,441	176,406
Common stock	46,181	39,992	37,985	37,272	37,108
Surplus	1,117,032	1,118,550	1,066,796	1,040,098	1,036,295
Treasury stock	(3,000)	(8,290)	(8,214)	(8,187)	(7,838)
Retained earnings	676,935	643,228	612,821	581,131	555,023
Accumulated other comprehensive (loss) income	(63,036)	(46,414)	(49,204)	(1,067)	7,711
Total shareholders’ equity	1,900,589	1,873,566	1,836,660	1,825,688	1,804,705
Total liabilities and shareholders’ equity	$18,097,783	$17,682,548	$17,613,546	$17,074,247	$17,519,613

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Income (Unaudited) - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except per share data)	2013	2013	2013	2013	2012
Interest income
Interest and fees on loans	$149,528	$150,810	$145,983	$142,114	$146,946
Interest bearing deposits with banks	435	229	411	569	739
Federal funds sold and securities purchased under resale agreements	4	4	4	15	13
Securities	9,690	9,224	9,359	8,752	8,086
Trading account securities	(2)	14	8	5	6
Federal Home Loan Bank and Federal Reserve Bank stock	709	687	693	684	656
Brokerage customer receivables	218	200	188	174	197
Total interest income	160,582	161,168	156,646	152,313	156,643
Interest expense
Interest on deposits	12,488	12,524	13,675	14,504	16,208
Interest on Federal Home Loan Bank advances	2,700	2,729	2,821	2,764	2,835
Interest on notes payable and other borrowings	1,145	910	1,132	1,154	1,566
Interest on secured borrowings - owed to securitization investors	—	—	—	—	—
Interest on subordinated notes	16	40	52	59	66
Interest on junior subordinated debentures	1,925	3,183	3,142	3,119	3,192
Total interest expense	18,274	19,386	20,822	21,600	23,867
Net interest income	142,308	141,782	135,824	130,713	132,776
Provision for credit losses	3,850	11,114	15,382	15,687	19,546
Net interest income after provision for credit losses	138,458	130,668	120,442	115,026	113,230
Non-interest income
Wealth management	16,265	16,057	15,892	14,828	13,634
Mortgage banking	19,296	25,682	31,734	30,145	34,702
Service charges on deposit accounts	5,230	5,308	5,035	4,793	4,534
(Losses) gains on available-for-sale securities, net	(3,328)	75	2	251	2,561
Fees from covered call options	1,856	285	993	1,639	2,156
Gain on bargain purchases, net	—	—	—	—	85
Trading (losses) gains, net	(278)	(1,655)	3,260	(435)	(120)
Other	7,320	8,910	7,079	6,158	7,637
Total non-interest income	46,361	54,662	63,995	57,379	65,189
Non-interest expense
Salaries and employee benefits	74,049	78,007	79,225	77,513	76,140
Equipment	7,260	6,593	6,413	6,184	6,468
Occupancy, net	9,994	9,079	8,707	8,853	8,480
Data processing	4,831	4,884	4,358	4,599	4,178
Advertising and marketing	3,517	2,772	2,722	2,040	2,725
Professional fees	4,132	3,378	4,191	3,221	3,158
Amortization of other intangible assets	1,189	1,154	1,164	1,120	1,108
FDIC insurance	3,036	3,245	3,003	3,444	3,039
OREO expenses, net	2,671	2,499	2,284	(1,620)	5,269
Other	16,318	15,637	16,120	14,765	18,983
Total non-interest expense	126,997	127,248	128,187	120,119	129,548
Income before taxes	57,822	58,082	56,250	52,286	48,871
Income tax expense	22,534	22,519	21,943	20,234	18,782
Net income	$35,288	$35,563	$34,307	$32,052	$30,089
Preferred stock dividends and discount accretion	$1,581	$1,581	$2,617	$2,616	$2,616
Net income applicable to common shares	$33,707	$33,982	$31,690	$29,436	$27,473
Net income per common share - Basic	$0.82	$0.86	$0.85	$0.80	$0.75
Net income per common share - Diluted	$0.70	$0.71	$0.69	$0.65	$0.61
Cash dividends declared per common share	$—	$0.09	$—	$0.09	$—
Weighted average common shares outstanding	40,954	39,331	37,486	36,976	36,543
Dilutive potential common shares	9,598	10,823	12,354	12,463	12,458
Average common shares and dilutive common shares	50,552	50,154	49,840	49,439	49,001

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Loan Balances - 5 Quarter Trends

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2013	2013	2013	2013	2012
Balance:
Commercial	$3,253,687	$3,109,121	$3,119,931	$2,872,695	$2,914,798
Commercial real estate	4,230,035	4,146,110	4,094,628	3,990,465	3,864,118
Home equity	719,137	736,620	758,260	759,218	788,474
Residential real-estate	434,992	397,707	384,961	360,652	367,213
Premium finance receivables - commercial	2,167,565	2,150,481	2,165,734	1,997,160	1,987,856
Premium finance receivables - life insurance	1,923,698	1,869,739	1,821,147	1,753,512	1,725,166
Indirect consumer (1)	50,680	57,236	64,521	69,245	77,333
Consumer and other	116,808	114,025	107,710	97,365	103,985
Total loans, net of unearned income, excluding covered loans	$12,896,602	$12,581,039	$12,516,892	$11,900,312	$11,828,943
Covered loans	346,431	415,988	454,602	518,661	560,087
Total loans, net of unearned income	$13,243,033	$12,997,027	$12,971,494	$12,418,973	$12,389,030
Mix:
Commercial	25%	24%	24%	23%	24%
Commercial real estate	32	32	31	32	31
Home equity	5	6	6	6	6
Residential real-estate	3	3	3	3	3
Premium finance receivables - commercial	16	16	16	16	16
Premium finance receivables - life insurance	15	14	14	14	14
Indirect consumer (1)	—	1	1	1	1
Consumer and other	1	1	1	1	1
Total loans, net of unearned income, excluding covered loans	97%	97%	96%	96%	96%
Covered loans	3	3	4	4	4
Total loans, net of unearned income	100%	100%	100%	100%	100%

(1)	Includes autos, boats, snowmobiles and other indirect consumer loans.
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Deposits Balances - 5 Quarter Trends

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2013	2013	2013	2013	2012
Balance:
Non-interest bearing	$2,721,771	$2,622,518	$2,450,659	$2,243,440	$2,396,264
NOW	1,953,882	1,922,906	2,147,004	2,043,227	2,022,957
Wealth Management deposits (1)	1,013,850	1,099,509	1,083,897	868,119	991,902
Money Market	3,359,999	3,423,413	3,037,354	2,879,636	2,761,498
Savings	1,392,575	1,318,147	1,304,619	1,258,682	1,275,012
Time certificates of deposit	4,226,712	4,260,953	4,342,321	4,669,653	4,980,911
Total deposits	$14,668,789	$14,647,446	$14,365,854	$13,962,757	$14,428,544
Mix:
Non-interest bearing	19%	18%	17%	16%	17%
NOW	13	13	15	15	14
Wealth Management deposits (1)	7	8	8	6	7
Money Market	23	23	21	21	19
Savings	9	9	9	9	9
Time certificates of deposit	29	29	30	33	34
Total deposits	100%	100%	100%	100%	100%

(1)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of The Chicago Trust Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income) - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2013	2013	2013	2013	2012
Net interest income	$142,880	$142,391	$136,409	$131,207	$133,285
Call option income	1,856	285	993	1,639	2,156
Net interest income including call option income	$144,736	$142,676	$137,402	$132,846	$135,441
Yield on earning assets	3.98%	4.05%	4.04%	3.97%	4.01%
Rate on interest-bearing liabilities	0.56	0.60	0.65	0.68	0.74
Rate spread	3.42%	3.45%	3.39%	3.29%	3.27%
Net free funds contribution	0.11	0.12	0.11	0.12	0.13
Net interest margin	3.53	3.57	3.50	3.41	3.40
Call option income	0.05	0.01	0.03	0.04	0.05
Net interest margin including call option income	3.58%	3.58%	3.53%	3.45%	3.45%
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income - YTD Trends)

	Years Ended December 31,
(Dollars in thousands)	2013	2012	2011	2010	2009
Net interest income	$552,887	$521,463	$463,071	$417,564	$314,096
Call option income	4,773	10,476	13,570	2,235	1,998
Net interest income including call option income	$557,660	$531,939	$476,641	$419,799	$316,094
Yield on earning assets	4.01%	4.21%	4.49%	4.80%	5.07%
Rate on interest-bearing liabilities	0.62	0.86	1.23	1.61	2.29
Rate spread	3.39%	3.35%	3.26%	3.19%	2.78%
Net free funds contribution	0.11	0.14	0.16	0.18	0.23
Net interest margin	3.50	3.49	3.42	3.37	3.01
Call option income	0.03	0.07	0.10	0.02	0.02
Net interest margin including call option income	3.53%	3.56%	3.52%	3.39%	3.03%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Quarterly Average Balances - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2013	2013	2013	2013	2012
Liquidity management assets	$2,613,876	$2,262,839	$2,560,118	$2,797,310	$2,949,034
Other earning assets	28,746	27,426	25,775	24,205	27,482
Loans, net of unearned income	13,043,666	13,113,138	12,546,676	12,252,558	12,001,433
Covered loans	388,148	435,961	491,603	536,284	626,449
Total earning assets	$16,074,436	$15,839,364	$15,624,172	$15,610,357	$15,604,398
Allowance for loan and covered loan losses	(122,060)	(126,164)	(126,455)	(125,221)	(135,156)
Cash and due from banks	237,138	209,539	225,712	217,345	206,914
Other assets	1,646,485	1,566,832	1,560,556	1,554,362	1,572,494
Total assets	$17,835,999	$17,489,571	$17,283,985	$17,256,843	$17,248,650
Interest-bearing deposits	$11,945,314	$11,817,636	$11,766,422	$11,857,400	$11,709,058
Federal Home Loan Bank advances	389,583	454,563	434,572	414,092	414,289
Notes payable and other borrowings	251,168	256,318	273,255	297,151	397,807
Secured borrowings - owed to securitization investors	—	—	—	—	—
Subordinated notes	4,022	10,000	13,187	15,000	15,000
Junior subordinated notes	249,493	249,493	249,493	249,493	249,493
Total interest-bearing liabilities	$12,839,580	$12,788,010	$12,736,929	$12,833,136	$12,785,647
Non-interest bearing deposits	2,723,360	2,552,182	2,379,315	2,290,725	2,314,935
Other liabilities	377,561	296,257	308,476	314,855	361,244
Equity	1,895,498	1,853,122	1,859,265	1,818,127	1,786,824
Total liabilities and shareholders’ equity	$17,835,999	$17,489,571	$17,283,985	$17,256,843	$17,248,650
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin - 5 Quarter Trends

	Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Yield earned on:
Liquidity management assets	1.70%	1.84%	1.70%	1.50%	1.33%
Other earning assets	2.95	3.19	3.13	3.02	2.95
Loans, net of unearned income	4.32	4.30	4.38	4.36	4.45
Covered loans	7.85	8.16	7.40	7.96	8.10
Total earning assets	3.98%	4.05%	4.04%	3.97%	4.01%
Rate paid on:
Interest-bearing deposits	0.41%	0.42%	0.47%	0.50%	0.55%
Federal Home Loan Bank advances	2.75	2.38	2.60	2.71	2.72
Notes payable and other borrowings	1.81	1.41	1.66	1.57	1.57
Secured borrowings - owed to securitization investors	—	—	—	—	—
Subordinated notes	1.56	1.57	1.58	1.56	1.72
Junior subordinated notes	3.02	4.99	4.98	5.00	5.01
Total interest-bearing liabilities	0.56%	0.60%	0.65%	0.68%	0.74%
Interest rate spread	3.42%	3.45%	3.39%	3.29%	3.27%
Net free funds/contribution	0.11	0.12	0.11	0.12	0.13
Net interest income/Net interest margin	3.53%	3.57%	3.50%	3.41%	3.40%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Income - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2013	2013	2013	2013	2012
Brokerage	$7,200	$7,388	$7,426	$7,267	$6,404
Trust and asset management	9,065	8,669	8,466	7,561	7,230
Total wealth management	16,265	16,057	15,892	14,828	13,634
Mortgage banking	19,296	25,682	31,734	30,145	34,702
Service charges on deposit accounts	5,230	5,308	5,035	4,793	4,534
(Loss) gains on available-for-sale securities, net	(3,328)	75	2	251	2,561
Fees from covered call options	1,856	285	993	1,639	2,156
Gain on bargain purchases, net	—	—	—	—	85
Trading (losses) gains, net	(278)	(1,655)	3,260	(435)	(120)
Other:
Interest rate swap fees	1,537	2,183	1,638	2,270	2,178
Bank Owned Life Insurance	1,074	625	902	846	686
Administrative services	878	943	832	738	867
Miscellaneous	3,831	5,159	3,707	2,304	3,906
Total other income	7,320	8,910	7,079	6,158	7,637
Total Non-Interest Income	$46,361	$54,662	$63,995	$57,379	$65,189
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Expense - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2013	2013	2013	2013	2012
Salaries and employee benefits:
Salaries	$43,832	$42,789	$41,671	$41,831	$40,457
Commissions and bonus	18,009	23,409	25,143	21,276	23,968
Benefits	12,208	11,809	12,411	14,406	11,715
Total salaries and employee benefits	74,049	78,007	79,225	77,513	76,140
Equipment	7,260	6,593	6,413	6,184	6,468
Occupancy, net	9,994	9,079	8,707	8,853	8,480
Data processing	4,831	4,884	4,358	4,599	4,178
Advertising and marketing	3,517	2,772	2,722	2,040	2,725
Professional fees	4,132	3,378	4,191	3,221	3,158
Amortization of other intangible assets	1,189	1,154	1,164	1,120	1,108
FDIC insurance	3,036	3,245	3,003	3,444	3,039
OREO expenses, net	2,671	2,499	2,284	(1,620)	5,269
Other:
Commissions - 3rd party brokers	1,439	1,277	1,128	1,233	944
Postage	1,622	1,255	1,464	1,249	1,856
Stationery and supplies	1,157	1,009	887	934	1,095
Miscellaneous	12,100	12,096	12,641	11,349	15,088
Total other expense	16,318	15,637	16,120	14,765	18,983
Total Non-Interest Expense	$126,997	$127,248	$128,187	$120,119	$129,548

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Allowance for Credit Losses, excluding covered loans - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2013	2013	2013	2013	2012
Allowance for loan losses at beginning of period	$107,188	$106,842	$110,348	$107,351	$112,287
Provision for credit losses	3,904	11,580	15,133	15,367	20,672
Other adjustments	(195)	(205)	(309)	(229)	(289)
Reclassification from/(to) allowance for unfunded lending-related commitments	504	284	65	(213)	(260)
Charge-offs:
Commercial	5,209	3,281	1,093	4,540	9,782
Commercial real estate	7,517	6,982	14,947	3,299	9,084
Home equity	1,468	711	1,785	2,397	3,496
Residential real estate	385	328	517	1,728	2,470
Premium finance receivables - commercial	1,395	1,294	1,306	1,068	1,284
Premium finance receivables - life insurance	14	3	—	—	13
Indirect consumer	59	23	16	32	64
Consumer and other	578	193	112	97	570
Total charge-offs	16,625	12,815	19,776	13,161	26,763
Recoveries:
Commercial	336	756	268	295	368
Commercial real estate	1,302	272	584	368	978
Home equity	56	43	171	162	43
Residential real estate	202	64	18	5	9
Premium finance receivables - commercial	230	314	279	285	250
Premium finance receivables - life insurance	2	2	—	9	15
Indirect consumer	9	12	17	15	27
Consumer and other	9	39	44	94	14
Total recoveries	2,146	1,502	1,381	1,233	1,704
Net charge-offs	(14,479)	(11,313)	(18,395)	(11,928)	(25,059)
Allowance for loan losses at period end	$96,922	$107,188	$106,842	$110,348	$107,351
Allowance for unfunded lending-related commitments at period end	719	1,267	3,563	15,287	14,647
Allowance for credit losses at period end	$97,641	$108,455	$110,405	$125,635	$121,998
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.61%	0.32%	0.11%	0.61%	1.35%
Commercial real estate	0.59	0.65	1.42	0.30	0.86
Home equity	0.77	0.36	0.85	1.17	1.72
Residential real estate	0.10	0.12	0.26	0.93	1.19
Premium finance receivables - commercial	0.21	0.17	0.20	0.16	0.21
Premium finance receivables - life insurance	—	—	—	—	—
Indirect consumer	0.37	0.08	(0.01)	0.09	0.19
Consumer and other	1.72	0.48	0.24	0.01	1.86
Total loans, net of unearned income, excluding covered loans	0.44%	0.34%	0.59%	0.39%	0.83%
Net charge-offs as a percentage of the provision for credit losses	370.90%	97.69%	121.57%	77.62%	121.22%
Loans at period-end	$12,896,602	$12,581,039	$12,516,892	$11,900,312	$11,828,943
Allowance for loan losses as a percentage of loans at period end	0.75%	0.85%	0.85%	0.93%	0.91%
Allowance for credit losses as a percentage of loans at period end	0.76%	0.86%	0.88%	1.06%	1.03%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Performing Assets, excluding covered assets - 5 Quarter Trends

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2013	2013	2013	2013	2012
Loans past due greater than 90 days and still accruing (1):
Commercial	$—	$190	$100	$—	$—
Commercial real-estate	230	3,389	3,263	—	—
Home equity	—	—	25	—	100
Residential real-estate	—	—	—	—	—
Premium finance receivables - commercial	8,842	11,751	6,671	7,677	10,008
Premium finance receivables - life insurance	—	592	1,212	2,256	—
Indirect consumer	105	100	217	145	189
Consumer and other	—	—	—	—	32
Total loans past due greater than 90 days and still accruing	9,177	16,022	11,488	10,078	10,329
Non-accrual loans (2):
Commercial	10,780	17,647	17,248	18,373	21,737
Commercial real-estate	46,658	52,723	54,825	61,807	49,973
Home equity	10,071	10,926	12,322	14,891	13,423
Residential real-estate	14,974	14,126	10,213	9,606	11,728
Premium finance receivables - commercial	10,537	10,132	13,605	12,068	9,302
Premium finance receivables - life insurance	—	14	16	20	25
Indirect consumer	55	80	91	95	55
Consumer and other	1,082	1,591	1,677	1,695	1,511
Total non-accrual loans	94,157	107,239	109,997	118,555	107,754
Total non-performing loans:
Commercial	10,780	17,837	17,348	18,373	21,737
Commercial real-estate	46,888	56,112	58,088	61,807	49,973
Home equity	10,071	10,926	12,347	14,891	13,523
Residential real-estate	14,974	14,126	10,213	9,606	11,728
Premium finance receivables - commercial	19,379	21,883	20,276	19,745	19,310
Premium finance receivables - life insurance	—	606	1,228	2,276	25
Indirect consumer	160	180	308	240	244
Consumer and other	1,082	1,591	1,677	1,695	1,543
Total non-performing loans	$103,334	$123,261	$121,485	$128,633	$118,083
Other real estate owned	43,632	46,901	46,169	50,593	56,174
Other real estate owned - obtained in acquisition	6,822	8,349	10,856	5,584	6,717
Other repossessed assets	$542	$446	$1,032	$4,315	$—
Total non-performing assets	$154,330	$178,957	$179,542	$189,125	$180,974
TDRs performing under the contractual terms of the loan agreement	78,610	79,205	93,810	97,122	106,119
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.33%	0.57%	0.56%	0.64%	0.75%
Commercial real-estate	1.11	1.35	1.42	1.55	1.29
Home equity	1.40	1.48	1.63	1.96	1.72
Residential real-estate	3.44	3.55	2.65	2.66	3.19
Premium finance receivables - commercial	0.89	1.02	0.94	0.99	0.97
Premium finance receivables - life insurance	—	0.03	0.07	0.13	—
Indirect consumer	0.32	0.31	0.48	0.35	0.32
Consumer and other	0.93	1.40	1.56	1.74	1.48
Total loans, net of unearned income	0.80%	0.98%	0.97%	1.08%	1.00%
Total non-performing assets as a percentage of total assets	0.85%	1.01%	1.02%	1.11%	1.03%
Allowance for loan losses as a percentage of total non-performing loans	93.80%	86.96%	87.95%	85.79%	90.91%

(1) As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.
(2) Non-accrual loans included in TDRs totaling $28.5 million, $35.8 million, $32.4 million, $19.2 million and $20.4 million as of December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012.